UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Emerald Holding, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 6, 2023

To the Stockholders of Emerald Holding, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., on May 17, 2023, at 1:00 p.m. (Eastern Time) via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.meetnow.global/MZA4NGV. You will also be able to vote your shares electronically during the live webcast of the Annual Meeting. To participate in the meeting, you will need your 15-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. For further information on how to participate in the meeting please see General Information, “How do I attend, vote and ask questions during the 2023 annual meeting?”

During the live webcast of the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will be asked to vote on the following proposals: (i) the re-election of the two Class III directors to our Board of Directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023, (iii) an advisory vote on the compensation of the Company’s named executive officers (“NEO”), (iv) the approval on an advisory basis of the frequency of future advisory votes on executive compensation, (v) the approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan, and (vi) the transaction of any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors. In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

Your vote is important to us. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting virtually, you may revoke your proxy, if you wish, and vote electronically.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet to all stockholders of record as of March 28, 2023. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 6, 2023, we will begin sending a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2022 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We thank you for your continued support and interest in Emerald Holding, Inc.

Sincerely,

Hervé Sedky President and Chief Executive Officer

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Holding, Inc., will be held virtually, via live webcast at www.meetnow.global/MZA4NGV on May 17, 2023, at 1:00 p.m. (Eastern Time), for the following purposes:

Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider:

•
Proposal 1: The re-election of two Class III directors to our Board of Directors to hold office until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
•
Proposal 2: Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•
Proposal 3: Approval of the Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers;
•
Proposal 4: Approval of the Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation;
•
Proposal 5: Approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan; and
•
Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition to Proposals 1 through 5 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Holders of record of shares of our common stock and shares of our Series A Preferred Stock at the close of business on March 28, 2023 are entitled to receive notice of and to vote during the live webcast of the Annual Meeting and any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2022 Annual Report is being mailed on or about April 6, 2023 to all stockholders entitled to vote during the live webcast of the Annual Meeting.

By Order of the Board of Directors,

Stacey Sayetta
General Counsel and Corporate Secretary

New York, NY
April 6, 2023

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our 2022 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.envisionreports.com/EEX.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

Emerald Holding, Inc.

Access to Reports and Other Information	83
List of Company Stockholders	83
Other Matters That May Come Before the Annual Meeting	83

Appendix A Form of Second Amended and Restated 2017 Incentive Plan	A-1

Appendix B Reconciliation of Non-GAAP Financial Information	B-1

Emerald Holding, Inc.

100 Broadway, 14th Floor

New York, NY 10005

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2023

GENERAL INFORMATION

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Emerald Holding, Inc., a Delaware corporation, of proxies to be voted at our 2023 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually, via live webcast at www.meetnow.global/MZA4NGV on May 17, 2023 at 1:00 p.m. (Eastern Time). Unless the context otherwise requires, all references in this Proxy Statement to “Emerald”, “the Company”, “we”, “us”, and “our” refer to Emerald Holding, Inc., together with its consolidated subsidiaries.

Our mailing address and principal executive office is 100 Broadway, 14th Floor, New York, NY 10005. Our investor website is located at investor.emeraldx.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 6, 2023, we will begin mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2022 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2022 Annual Report are available to you at www.envisionreports.com/EEX.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will consider and vote upon:

•
Proposal 1: Re-election of two Class III directors to our Board to hold office until the 2026 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
•
Proposal 2: Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•
Proposal 3: Approval of the Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers;
•
Proposal 4: Approval of the Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation;
•
Proposal 5: Approval of the Second Amendment and Restatement of the Company’s existing 2017 Omnibus Equity Plan; and

•
Any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In addition to Proposals 1 through 5 above, holders of our Series A Preferred Stock will also be asked to re-elect two Preferred Stock directors to our Board of Directors to hold office until the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

BOARD VOTING RECOMMENDATIONS

Proposals		Board Recommendation
Proposal 1	Election of Class III Directors and Preferred Stock Directors	FOR
Proposal 2	Ratification of the Appointment of Our Independent Registered Public Accounting Firm	FOR
Proposal 3	Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers	FOR
Proposal 4	Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	3 YEARS
Proposal 5	Approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan	FOR

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares during the live webcast of the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on March 28, 2023 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share, or Series A Preferred Stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote during the live webcast of the Annual Meeting.

How many votes do I have?

Common Stock

Each share of our common stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 62,856,675 shares of common stock outstanding. With respect to all of the matters submitted for vote to holders of common stock during the live webcast of the Annual Meeting, each share of common stock is entitled to one vote. Holders of common stock will not be entitled to vote for the re-election of our Preferred Stock directors.

Series A Preferred Stock

Each share of our Series A Preferred Stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 71,416,907 shares of Series A Preferred Stock outstanding. With respect to the re-election of our Preferred Stock directors, each share of Series A Preferred Stock is entitled to one vote. With respect to the remaining matters submitted for vote during the live webcast of the Annual Meeting, each holder of Series A Preferred Stock is entitled to a number of votes on such matter equal to the number of votes such holder would have been entitled to cast if such holder were the holder of record, as of the Record Date, of a number of shares of common stock equal to the whole number of shares of common stock that would be issuable upon conversion of such Series A Preferred Stock assuming such Series A Preferred Stock were converted to common stock on the Record Date.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders, lowers the Company’s costs and is more environmentally friendly. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at www.envisionreports.com/EEX. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class III and Preferred Stock directors and the other matters to be voted on during the live webcast of the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (collectively referred to as our NEOs); describes the compensation of our directors; and provides certain other information required by SEC rules.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record and one proxy card for all the shares of the Series A Preferred Stock that you hold as a stockholder of record.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.

Re-election of Class III directors:

All stockholders: The re-election of the two Class III director nominees identified in this Proxy Statement, each for a three-year term or until their respective successors are duly elected and qualified.

All stockholders: You may (i) vote FOR the re-election of all Class III director nominees named herein; (ii) WITHHOLD authority to vote for all such Class III director nominees; or (iii) vote FOR the re-election of all such Class III director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

All stockholders: The Board recommends that you vote FOR both of the Class III director nominees.

Holders of Series A Preferred Stock only: The re-election of the two Preferred Stock director nominees identified in this Proxy Statement, each for a one-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only: You may (i) vote FOR the re-election of all Preferred Stock director nominees named herein; (ii) WITHHOLD authority to vote for all such Preferred Stock director nominees; or (iii) vote FOR the re-election of all such Preferred Stock director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

Holders of Series A Preferred Stock only: The Board recommends that you vote FOR both of the Preferred Stock director nominees.
2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

You may vote FOR or AGAINST the vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

3.	Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers.

You may vote FOR or AGAINST the vote to approve, on an advisory (non-binding basis), the compensation paid to our Named Executive Officers, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the approval, on an advisory (non- binding) basis, compensation paid to our Named Executive Officers.
4.	Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.

You may vote for the frequency of the vote on executive compensation to take place every year, every two years or every three years, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that stockholders vote “THREE YEARS” as the frequency of future advisory votes to approve our executive compensation.

5.	The approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan	You may vote FOR or AGAINST the vote to approve the Second Amendment and Restatement of the 2017 Omnibus Equity Plan, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials will be sent directly to stockholders of record beginning on or about April 6, 2023.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card you received. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•
Call the toll-free number shown on the proxy card;
•
Vote on the Internet on the website shown on the proxy card;
•
Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•
Vote electronically during the live webcast of the Annual Meeting.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. You may vote as far in advance of the Annual Meeting as you choose. Returning the proxy card or voting by telephone or online will not affect your right to attend the live webcast of the Annual Meeting and vote electronically.

How do I vote if I am a beneficial owner?

As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting provided that you register in advance as described in the answer to the question “How do I register to attend the Annual Meeting virtually on the Internet?” below. However, since you are not a stockholder of record, you may not vote your shares electronically during the live webcast of the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting, vote my shares and submit questions?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.meetnow.global/MZA4NGV. The virtual meeting will afford stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting, which will be posted to our investor relations website, https:// investor.emeraldx.com and will be available on www.meetnow.global/MZA4NGV during the annual meeting. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 15-digit control number included on your notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Shares held in your name as the stockholder of record may be voted electronically during the live webcast of the Annual Meeting.

Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the live webcast of the Annual Meeting provided that you obtain a signed legal proxy from your broker, bank or other nominee, which will give you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you are a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Emerald Holding, Inc. holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare

Emerald Holding, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time), on May 3, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why is the Annual Meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•
written notice of revocation to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005;
•
timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•
virtually attending the Annual Meeting and voting electronically.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote electronically during the live webcast of the Annual Meeting if you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

All shares represented by valid proxies received and not revoked will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

The proxy materials, including the proxy card, are being solicited on behalf of the Board. The Company representatives appointed by the Board (the persons named on the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the re-election of all of the Class III and/or Preferred Stock director nominees, as applicable;
•
FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
•
FOR the approval of the Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers;
•
FOR the approval of Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation to be held EVERY THREE YEARS; and
•
FOR the approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan.

What votes need to be present to hold the Annual Meeting?

Under our Second Amended and Restated Bylaws, (a) with respect to all proposals except for the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our common stock and Series A Preferred Stock, voting on an as-converted basis as a single class with holders of our common stock, will constitute a quorum for purposes of this class vote and (b) with respect to the election of the Preferred Stock nominees, the presence, in person or by proxy, of the holders of a majority of the total voting power of the outstanding shares of our Series A Preferred Stock will constitute a quorum for purposes of this class vote.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. The shares present virtually during the annual meeting will be considered shares represented in person at the meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

How are votes counted?

In the re-election of the Class III and Preferred Stock directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. With respect to the non-binding advisory vote to approve the frequency of the of future advisory votes on executive compensation, your vote may be cast for “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN”. In the event that no frequency receives the majority of the votes cast, the frequency with the most votes will be considered the frequency preferred by the stockholders. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Under the rules of the New York Stock Exchange, if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a “routine” matter, and as a result, your broker, bank or other nominee will be permitted to vote your shares on that proposal during the live webcast of the Annual Meeting regardless of whether you provide proper instructions. The absence of a vote on a non-routine matter is referred to as a broker non-vote. Broker non-votes will have no effect on the results of Proposal 1 regarding the re-election of Class III and Preferred Stock directors, Proposal 3 regarding the approval of the Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers, Proposal 4 regarding the approval of Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation to be held EVERY THREE YEARS and Proposal 5 regarding the approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.

All stockholders: The re-election of the two Class III nominees identified in this Proxy Statement each for a three-year term or until their respective successors are duly elected and qualified.

Holders of Series A Preferred Stock only: The re-election of the two Preferred Stock director nominees identified in this Proxy Statement each for a one-year term or until their respective successors are duly elected and qualified.

Each Class III director must be elected by a plurality of the votes cast by holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock.

Each Preferred Stock director must be elected by a plurality of the votes cast by holders of our Series A Preferred Stock.

A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors of the applicable class to be elected at the Annual Meeting.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

3.	The approval of the Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

4.	The approval of the Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation.

To be approved, the frequency of “ONE YEAR” “TWO YEARS” or “THREE YEARS” that receives the most votes cast by stockholders will be the frequency selected by stockholders (on a non-binding advisory basis). For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

Proposal		Voting Requirement
5.	The approval of the Second Amendment and Restatement of the 2017 Omnibus Plan.

To be approved, this vote must be approved by a majority of the votes cast by the holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Second Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation (including the Certificate of Designations for the Series A Preferred Stock), and the laws of Delaware or other applicable laws.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results during the live webcast of the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2022 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Computershare will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2022 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, we will send a copy to you if you contact us at 100 Broadway, 14th Floor, New York, NY 10005, Attention: General Counsel and Corporate Secretary, or by telephone at 949-226-5700. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2024 Annual Meeting of Stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2024 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Second Amended and Restated Bylaws, not earlier than January 18, 2024, which is the 120th day before the first anniversary of the 2023 Annual Meeting of Stockholders, and not later than 5:00 P.M. EST on February 17, 2024, which is the 90th day before the first anniversary of the 2023 Annual Meeting of Stockholders, as set forth in the Second Amended and Restated Bylaws. Stockholders are advised to review our Second Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. The requirements for advance notice of stockholder proposals under our Second Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Second Amended and Restated Bylaws and other applicable requirements.

December 8, 2023, which is 120 days before the first anniversary of the date of our Proxy Statement released to stockholders in connection with the 2023 Annual Meeting of Stockholders, is the deadline for stockholders to submit proposals to be included in our 2024 Proxy Statement under Rule 14a-8 under the Exchange Act. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our Proxy Statement for the 2024 Annual Meeting of Stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Computershare Trust Company, N.A.

By Regular Mail:	Overnight:

Computershare Investor Services P.O. Box 43078 Providence, RI 02940-3078	Computershare Investor Services 150 Royall Street, Suite 101 Canton, MA 02021

BACKGROUND OF THE COMPANY

Emerald is a leading operator of business-to-business trade shows in the United States. Leveraging our shows as key market-driven platforms, we combine our events with effective industry insights, digital tools, and data-focused solutions to create uniquely rich experiences. Emerald strives to build its customers’ businesses by creating opportunities that deliver tangible results.

All of our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our shows is scheduled to stage at least annually, with certain franchises offering multiple editions per year. As our shows are frequently the largest and most well attended in their respective industry, we are able to attract high-quality attendees, including those who have the authority to make purchasing decisions on the spot or subsequent to the show. The participation of these attendees makes our trade shows “must-attend” events for our exhibitors, further reinforcing the leading positions of our trade shows within their respective industry verticals. Our attendees use our shows to fulfill procurement needs, source new suppliers, reconnect with existing suppliers, identify trends, learn about new products and network with industry peers, which we believe are factors that make our shows difficult to replace with non-face-to-face events. Our portfolio of trade shows is well-balanced and diversified across both industry sectors and customers.

In addition to organizing our trade shows, conferences and other events, we also operate content and content-marketing websites, related digital products, and produce publications, each of which is aligned with a specific sector for which we organize an event. We also offer business-to-business commerce and digital merchandising solutions, serving the needs of manufacturers and retailers, through our recently acquired Elastic Suite and Bulletin platforms. In addition to their respective revenues, these products complement our live events and provide our exhibitors and attendees with year-round channels of customer acquisition and development.

As of March 28, 2023, certain investment funds managed by an affiliate of Onex Corporation (such funds, collectively, “Onex”) owned 47,058,332 shares of our common stock, representing 74.9% of our outstanding common stock. In addition, as of March 28, 2023, Onex owned 69,718,919 shares of our Series A Preferred Stock, representing 181,043,085 shares of our common stock on an as-converted basis, after accounting for the accumulated accreting return at a rate per annum equal to 7% on the accreted liquidation preference and paid in-kind. Onex’s beneficial ownership of our common stock, on an as-converted basis, is approximately 90.6%. As a result, we are a “controlled company,” a company of which more than 50% of the combined voting power is held by an individual, a group or another company, within the meaning of the New York Stock Exchange corporate governance standards.

CORPORATE GOVERNANCE AND BOARD PRACTICES

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review, analyze and revise our corporate governance policies and practices taking into account the most recent SEC corporate governance rules and regulations as well as the corporate governance listing standards of the New York Stock Exchange, the stock exchange on which our common stock is listed.

We have adopted our Corporate Governance Guidelines and other practices, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities, including to serve the best interests of all of our stockholders. Our Corporate Governance Guidelines address, among other things:

•
the composition, structure and qualifications of the Board to ensure the Board has a broad range of skills, experience, industry expertise and diversity of views;
•
expectations and responsibilities of directors;
•
management succession planning;
•
annual Board self-assessments to assess Board performance and diversity of opinions;
•
principles of Board compensation and stock ownership;
•
regular executive sessions of independent directors; and
•
communications with stockholders and non-management directors.

Our Corporate Governance Guidelines set forth our practices and policies with respect to meetings of the Board and Board committees, selection of the Executive Chairman and Chief Executive Officer and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed on our corporate website at http://www.emeraldx.com under “Investors—Corporate Governance.” Our Corporate Governance Guidelines are regularly reviewed by the Nominating and Corporate Governance Committee to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and New York Stock Exchange requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics addresses conflicts of interest, disclosure obligations, legal compliance, confidentiality, protection and proper use of Company assets, fair dealing and health and safety, among other topics. The Code of Business Conduct and Ethics is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In addition, a copy may be obtained by writing to Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10005; Attention: Corporate Secretary or by telephone at 949-226-5700. In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer in a manner that requires disclosure under applicable SEC rules, we will disclose the same on our website.

Board Composition

Our Board consists of nine directors, currently comprising seven common stock directors, divided among three classes with staggered three-year terms, and two Preferred Stock directors, who each serve one-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting (in the case of common stock directors) or the next annual meeting (in the case of Preferred Stock directors) following such election or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal.

Our common stock directors are divided among the three classes as follows:

•
the Class I directors are Anthony Munk and Hervé Sedky, whose terms expire at the Annual Meeting of Stockholders to be held in 2024;
•
the Class II directors are Kosty Gilis, Todd Hyatt and Lisa Klinger, whose terms will expire at the Annual Meeting of Stockholders to be held in 2025; and
•
the Class III directors are Michael Alicea and Emmanuelle Skala, whose terms will expire at this Annual Meeting. If re-elected, Mr. Alicea and Ms. Skala’s terms will expire at the Annual Meeting of Stockholders to be held in 2026.

The Preferred Stock directors are Lynda Clarizio and David Levin, whose terms expire at this Annual Meeting of Stockholders and, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2024.

We expect that additional directorships resulting from an increase in the number of common stock directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors on the Board.

Board of Directors and Director Independence

Controlled Company

Onex owns the majority of our outstanding common stock and Series A Preferred Stock. As a result, we are a “controlled company” within the meaning of the rules of the New York Stock Exchange. Under these rules, a “controlled company” is not subject to certain corporate governance requirements, including:

•
the requirement that a majority of our Board consist of independent directors;
•
the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

Although we are a controlled company, our Board currently consists of a majority of independent directors and we have a fully independent Audit Committee. Our Compensation Committee is composed of 3 out of 4 independent directors and is also subject to annual performance evaluations. Our Nominating and Corporate Governance Committee has 1 independent director of its 2 members, and while this committee is not subject to annual evaluations, most actions taken by this Committee are also approved by the full Board.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and New York Stock Exchange listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current New York Stock Exchange corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the New York Stock Exchange independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has reviewed and considered the relationships of each member of the Board with our Company and its affiliates and affirmatively determined that each of Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Our remaining directors, Kosty Gilis and Anthony Munk, are not independent because of their affiliations with Onex, and Hervé Sedky is not independent because of his role as President and Chief Executive Officer of Emerald. David Levin is not considered to be independent as a result of compensation received for his consulting engagement for the Company in 2020.

Board Leadership Structure

Our Board has decided to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Hervé Sedky, as our Chief Executive Officer, and Kosty Gilis, as the Chairman. We believe this leadership structure is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to the Chief Executive Officer, chairs Board meetings and provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman allows the Chairman to provide oversight of our management.

Our Board does not currently have a designated lead Independent Director; however, all of our independent directors have direct access to members of senior management. We believe our five independent directors are experienced, objective, and well-equipped to exercise oversight over senior management and represent the interests of our stockholders. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but we believe these potential conflicts are offset by our strong corporate governance practices, including the fact that the Board consists of a majority of independent directors.

Board Oversight of Risk Management

Management is responsible for the day-to-day assessment and management of the risks we face, while the Board has ultimate responsibility for the oversight of risk management. Our Board administers its risk oversight function primarily through the Audit Committee, including oversight of cybersecurity risks and compliance with new privacy rules and regulations. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent registered public accounting firm where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor and control such risks. They also review results of operations, financial reporting, and assessments of internal controls over financial reporting. In addition, management also periodically attends Board and committee meetings to discuss the risk management process directly with the Board including discussion of non-financial risks such as cybersecurity, privacy, environmental, social (e.g., human capital management) and other operational risks. The Compensation Committee, with the assistance from time to time of an independent compensation consultant, reviews the level of risk incentivized by the Company’s executive compensation program as well as incentive programs below the executive officer level. Based on this assessment and the executive compensation program’s emphasis on long-term performance, its close connection to Company-wide and brand performance and its equity-based component designed to align the executive officers’ compensation with the Company’s long-term strategy and growth, the Compensation Committee determined that our executive compensation program does not create incentives for excessive risk-taking that are reasonably likely to have a material adverse effect on the Company. Our Board believes that its administration of risk management has not affected the Board’s leadership structure.

In addition, the Chief Executive Officer’s collaboration with the Board allows Mr. Sedky to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Sedky is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate makeup of individuals that will result in a Board that is diverse in knowledge, competencies, and experiences. The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee believes the most effective Board is one that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience relevant to our business. As a result, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which includes, among others (i) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (ii) the Board’s size and composition, (iii) our corporate governance policies and any applicable laws, (iv) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (v) the number of other public and private company boards on which a director candidate serves and (vi) consideration of director nominees properly proposed by stockholders in accordance with our Second Amended and Restated Bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Annually, all incumbent directors complete questionnaires to update and confirm their background, experience and skills and to identify any potential conflicts of interest. The Board believes that its current constitution, including three women, multiple directors with international backgrounds, and an overall strong balance of diverse business and financial experience, has an appropriately diverse composition. Moreover, the Board continuously seeks ways to expand the diversity of viewpoints and backgrounds on our Board and at our Company. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Second Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider in the same manner as other nominees.

Board Self-Evaluation

Our Corporate Governance Guidelines provide that the Board, acting through the Nominating and Corporate Governance Committee, conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The Board’s self-evaluation helps determine whether the directors feel they have the tools and access necessary to perform their oversight, and also solicits suggestions from directors for areas of improvement in the Board’s functioning. In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation at least annually and compare its performance to the requirements of its charter.

Communications with the Board

The Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Corporate Secretary of the Company, 100 Broadway, 14th Floor, New York, NY 10005, Attention: Corporate Secretary. The General Counsel and Corporate Secretary will forward such communications to the appropriate party as soon as practicable.

Meetings of the Board and Committees

During the year ended December 31, 2022, the Board held five meetings. In addition, the Board acted via unanimous written consent on one other occasion and also held additional informal discussions. All of the directors who served during the year ended December 31, 2022 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the Annual Meeting of Stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All nine of the Board members attended the 2022 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board.

As permitted by the New York Stock Exchange listing standards, because we qualify as a “controlled company”, our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Our Board has determined that each of Michael Alicea, Lynda Clarizio, Todd Hyatt, Lisa Klinger and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Each committee operates pursuant to a written charter, each of which is available on the investor relations section of our website at http://www.emeraldx.com under “Investors—Corporate Governance.” In addition, copies may be obtained by writing to Emerald Holding, Inc., 100 Broadway, 14th Floor, New York, NY 10005; Attention: Corporate Secretary or by telephone at 949-226-5700.

The following table shows the membership of each committee of our Board, and the number of meetings held by each committee, during the year ended December 31, 2022.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Alicea	✓	Chair
Lynda Clarizio		✓
Konstantin (Kosty) Gilis		✓	✓
Todd Hyatt	✓
Lisa Klinger	Chair
David Levin
Anthony Munk
Emmanuelle Skala		✓	Chair
Number of 2022 Committee Meetings	8/10(1)	7(2)	1(3)

(1)
In addition, the Audit Committee also held additional informal discussions.
(2)
Includes the Compensation Committee acting via unanimous written consent on three occasions. The Compensation Committee also held additional informal discussions.
(3)
Includes the Nominating and Corporate Governance Committee acting via unanimous written consent on one occasion. Our full Board of Directors undertook some of the responsibilities of the Nominating and Corporate Governance Committee during 2022. The Nominating and Corporate Governance Committee also held additional informal discussions.

Audit Committee

Currently, the members of the Audit Committee are Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt, each of whom have been determined by the Board to qualify as “independent” under Rule 10A-3 and the New York Stock Exchange listing rules, and “financially literate” under the New York Stock Exchange listing rules. The Board has determined that each of Ms. Klinger and Mr. Hyatt qualify as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. The Audit Committee recommends the annual appointment and reviews the independence of our independent registered public accounting firm and reviews the scope of audit and non-audit assignments and related fees and the results of the annual audit. In addition, the Audit Committee reviews and assesses the accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee also prepares any report of the Audit Committee required by rules and regulations of the SEC for inclusion in our Proxy Statement and reviews and approves related party transactions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board, including cybersecurity and compliance with privacy regulations.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Corporate Governance and Board Practices — Communications with the Board.” Any employee who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters may, in a confidential or anonymous manner, communicate those concerns to the Audit Committee by contacting our Whistleblower Hotline, which is operated by a third-party service provider, at 1-855- MRLDXPO (1-855-675-3976).

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. The text of our Audit Committee charter is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” A copy may be obtained by writing to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005 or by telephone at 949-226-5700.

Compensation Committee

Currently, the members of the compensation committee are Michael Alicea, as Chairman, Lynda Clarizio, Kosty Gilis, and Emmanuelle Skala. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, oversee and recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our company to enter into employment and other employee-related agreements. Because we are a “controlled company” within the meaning of the New York Stock Exchange listing standards, our Compensation Committee is not yet required to be composed entirely of independent directors, but is currently comprised of 3 out of 4 independent directors, with Mr. Gilis not being considered independent because he is a managing director of Onex, our controlling stockholder.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the New York Stock Exchange, the rules and regulations of the SEC and Delaware corporate law. The text of our Compensation Committee charter is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” A copy may be obtained by writing to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005 or by telephone at 949-226-5700.

The Compensation Committee periodically engages and utilizes an independent compensation consultant. For 2022, the Compensation Committee engaged FW Cook (“FW Cook”) as its executive compensation consultant to assist the Compensation Committee in evaluating executive compensation. When appropriate, FW Cook obtains input from management to ensure its advice and recommendations reinforce the Company’s business position and strategy, principles, and values.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Emmanuelle Skala, as Chairperson, and Kosty Gilis. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations to the Board regarding directors’ independence and committee composition and develops, reviews, and recommends changes to our corporate governance principles. For more on our processes and procedures, see “Director Selection Process” and “Board Self-Evaluation.” Because we are a “controlled company” within the meaning of the New York Stock Exchange listing standards, our Nominating and Corporate Governance Committee is not yet required to be composed entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, a copy of which is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.”

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Michael Alicea as Chairman, Lynda Clarizio, Kosty Gilis and Emmanuelle Skala. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company. None of the compensation committee members is a current nor a former executive officer or employee of the Company, though Mr. Gilis is a managing director of Onex, our controlling stockholder.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our directors and certain of our executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for each applicable executive officer is based on a multiple of the executive’s base salary, ranging from two to five times, with the size of the multiple based on the individual’s position with the Company. Executives are required to achieve these stock ownership levels within five years of becoming an executive officer. Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service. Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later. The stock ownership guidelines may be met by the following forms of equity held by the individual subject to the guidelines: (i) shares of Emerald stock owned outright, (ii) unvested time-based restricted stock units, and (iii) the value of vested, unexercised stock options.

No Hedging or Pledging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

BOARD OF DIRECTORS AND MANAGEMENT

The following table sets forth, as of March 28, 2023, the name and age of each executive officer, director and certain significant employees of the Company, indicating all positions and offices with us currently held by such executive officer, director or significant employee:

Name	Age	Position
Hervé Sedky	53	Chief Executive Officer and President
Brian Field	55	Chief Operating Officer
David Doft	51	Chief Financial Officer
Stacey Sayetta	50	General Counsel and Corporate Secretary
Issa Jouaneh	47	President, Connections
Danielle Puceta	45	Executive Vice President
Eric Lisman (1)	66	Executive Vice President
Konstantin (Kosty) Gilis	49	Chairman of the Board and Director
Michael Alicea	55	Director
Lynda Clarizio	62	Director
Todd Hyatt	62	Director
Lisa Klinger	56	Director
David Levin	61	Director
Anthony Munk	62	Director
Emmanuelle Skala	50	Director

(1) Mr. Lisman departed Emerald effective March 31, 2022.

Set forth below are descriptions of the backgrounds of each executive officer, director, and certain significant employees of the Company, as of March 28, 2023:

Hervé Sedky. Mr. Sedky joined Emerald as President and Chief Executive Officer in January 2021. Prior to joining Emerald, Mr. Sedky spent six years as President of the Americas for RX Global (RELX), leading more than 100 sector-leading exhibitions and events in North and South America each year, as well as the company’s global pop culture and lifestyle focused offshoot, ReedPop. Before his time at RX Global, Mr. Sedky spent over twenty years at the American Express Company, ultimately serving as Senior Vice President and General Manager of American Express Global Business Travel, as well as on American Express Company’s senior management team. Mr. Sedky holds a bachelor’s degree from Northeastern University and is a graduate of the Executive Management Program (PMD) at Harvard Business School. Mr. Sedky was selected to serve on our Board as a result of his extensive leadership experience in our industry, and in light of his role as our Chief Executive Officer.

Brian Field. Mr. Field joined Emerald as Chief Operating Officer in June 2019 and served as Interim President and Chief Executive Officer from January 1, 2020 to January 4, 2021. From January 2019 to June 2019, Mr. Field served on the faculty of the Kogod School of Business at American University, prior to which Mr. Field spent eight years at UBM plc, now part of Informa plc, a UK-based multinational events, academic publishing, and business intelligence business. From 2013 to 2018, Mr. Field was COO of UBM Americas, delivering events and marketing services in the technology, fashion, licensing, advanced manufacturing, construction, healthcare, and pharmaceutical industries. Prior to that role, Mr. Field spent three years at UBM Medica, a leading healthcare media, publishing, and education company, where he held senior positions overseeing operations, finance, marketing, product, technology and sales efforts for the business’ print and digital products and events. Earlier in his career, Mr. Field held senior positions in operations, product development, marketing and strategy development at Turner Broadcasting System Inc. and Omnicom Media Group Holdings Inc., among others. Mr. Field holds a bachelor’s degree from Connecticut College, a master’s degree from The Juilliard School and a doctorate from Columbia University.

David Doft. Mr. Doft joined Emerald as Chief Financial Officer in January 2020. Mr. Doft has more than 25 years of experience in accounting, corporate finance and strategic planning. Immediately prior to joining Emerald, Mr. Doft served as Executive in Residence at Progress Partners, Inc., an M&A advisory firm, from August 2019 to January 2020. Prior to that, Mr. Doft served as Chief Financial Officer of MDC Partners Inc., a leading global provider of marketing, advertising, activation, communications and strategic consulting solutions, since August 2007, where he was responsible for all aspects of agency operations, financial reporting and compliance, corporate finance, treasury and investor relations. Mr. Doft has also served in senior roles at Cobalt Capital Management Inc., Level Global Investors LP, CIBC World Markets and ABN AMRO/ING Barings Furman Selz LLC and holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Stacey Sayetta. Ms. Sayetta joined Emerald as General Counsel and Corporate Secretary in November 2021. Ms. Sayetta has over 20 years of legal experience, including in the areas of mergers and acquisitions, private equity, securities law and corporate governance. Before joining Emerald, Ms. Sayetta most recently served as the Assistant General Counsel of Trian Fund Management, L.P. from May 2011 to October 2021. Prior to Trian, Ms. Sayetta joined Fortress Investment Group LLC in 2000 as their first in-house counsel. Ms. Sayetta has a B.S. from Cornell University and a J.D. from Harvard University Law School.

Issa Jouaneh. Mr. Jouaneh is President, Connections, Emerald’s business unit which encompasses all of the Company’s event, conference, trade show and brand assets. Mr. Jouaneh joined Emerald in March 2021 as Executive Vice President of Emerald Xcelerator, leading Emerald’s market diversification strategy through new shows, partnerships, and sub-expo launches. Before joining Emerald, Mr. Jouaneh founded and led two start-ups in the exhibitions, meetings & events industries from October 2019 to March 2021. Prior to that, Mr. Jouaneh spent fourteen years at American Express Company and American Express Global Business Travel, ultimately serving as Senior Vice President and General Manager and leading American Express Meetings & Events globally. Mr. Jouaneh holds a Bachelor of Mechanical Engineering from McGill University and a M.B.A. from Schulich School of Business at York University.

Danielle Puceta. Ms. Puceta joined Emerald as a Senior Vice President in July 2021 and was promoted to Executive Vice President in November 2022. Ms. Puceta is responsible for leading Emerald’s content and commerce business divisions. Before joining Emerald, Ms. Puceta was a senior vice president at the Freeman Company LLC (“Freeman”) from December 2016 to April 2021, where she pioneered Freeman’s digital product diversification and transformation strategies. Prior to Freeman, she spent ten years at American Express Meetings and Events, ultimately serving as a director for the last five years of her tenure managing teams across 15 countries. Ms. Puceta has a B.A. and a M.S. from Lehigh University.

Konstantin (Kosty) Gilis. Mr. Gilis has been Chairman of the Board and a member of the Compensation Committee since June 2013 and has served as a member of the Nominating and Corporate Governance Committee since April 2017. Mr. Gilis is a Managing Director of Onex, focusing on the business services sector. Mr. Gilis currently also serves on the board of directors of Analytic Partners, Inc. and ASM Global, and was formerly a director of Allison Transmission (NYSE: ALSN), Clarivate (NYSE: CLVT), the Gates Corporation, and WireCo WorldGroup. Prior to joining Onex in 2004, Mr. Gilis worked at Willis Stein & Partners, a Chicago-based private equity firm, and was a management consultant at Bain & Company in the firm’s Toronto, Canada and Johannesburg, South Africa offices. Mr. Gilis holds an M.B.A. from Harvard Business School and a B.S. from The Wharton School of the University of Pennsylvania. Mr. Gilis’ experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business.

Michael Alicea. Mr. Alicea has been a member of the Board and the Chairman of the Compensation Committee since December 2015 and has served as a member of the Audit Committee since February 2019. Mr. Alicea is presently the Chief Human Resources Officer of Trellix, a leader in global cybersecurity. Mr. Alicea is responsible for all human resources activities across the entire global enterprise. Prior to that Mr. Alicea was Chief People Officer at Nielsen and held a variety of leadership roles within Nielsen in human resources, communications and operations. Overall, he possesses a strong background in a broad range of human resources, communications, operations and M&A disciplines. He holds a B.B.A. in Human Resources & Organizational Management and has completed graduate coursework in Business Policy at Baruch College.

Lynda Clarizio. Ms. Clarizio has been a member of the Board since August 2020 and has served as a member of the Compensation Committee since January 2021. Ms. Clarizio has over 20 years of experience in the media industry growing and scaling businesses with a focus on data and technology. She is currently the Co-Founder and General Partner of The 98, an early stage venture fund investing in tech-enabled businesses led by women. Ms. Clarizio previously served as President of Nielsen, a global measurement and data analytics company, where she worked from 2013 to 2018. Prior to joining Nielsen, she served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multi-platform advertising solutions. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner in the Washington, D.C. law firm Arnold & Porter, where she practiced law from 1987 through 1999. Ms. Clarizio is a member of the Board of Directors of the public companies CDW Corporation (NASDAQ: CDW), Intertek Group plc (LSE: ITRK), and Taboola (NASDAQ: TBLA). In addition, Ms. Clarizio also serves as a member of the Board of Directors of the private companies Simpli.fi, and Cambri, and is the Vice-Chair of Human Rights First. She is a graduate of Princeton University, where she earned an A.B., and of Harvard Law School, where she earned a J.D. Ms. Clarizio’s extensive media and data analytics industry leadership experience, together with her legal industry background, enable her to advise our Board on key operational and strategic issues.

Todd Hyatt. Mr. Hyatt has been a member of the Board and the Audit Committee of the Board since December 2015. Mr. Hyatt was Executive Vice President and Chief Financial Officer for IHS Inc. (“IHS”) and IHS Markit, Inc., a leading information services company, from 2013 through January 2020. Mr. Hyatt worked at IHS from 2005 also serving as Senior Vice President and Chief Information Officer, Senior Vice President Financial Planning and Analysis and Chief Financial Officer for the Company’s engineering segment. Prior to joining IHS, Mr. Hyatt served as Vice President for Lone Tree Capital Management, a private equity firm. During his career, he has also worked for US WEST Inc. / MediaOne Group, Inc. where he was an Executive Director in the multimedia ventures organization and for AT&T, Inc. He started his career in public accounting, working at Arthur Young and Arthur Andersen. Mr. Hyatt holds a Masters in Management from Purdue University and a B.S. in Accounting from the University of Wyoming. Mr. Hyatt’s extensive management, financial and accounting experience enables him to provide us with strategic and financial guidance in establishing and executing on short and long-term strategic plans.

Lisa Klinger. Ms. Klinger has been a member of the Board and Audit Committee since April 2018 and has been the Audit Committee Chair since March 2019. She has previously served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., as Chief Administrative and Financial Officer for Peloton Interactive, Inc., as Chief Financial Officer and Treasurer for Vince Holding Corp., and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. During her career, she has also held financial leadership roles at Michael’s Stores, Inc., and Limited Brands. Ms. Klinger also serves on the Board of Directors and Compensation Committee and is the Audit Committee Chair of Tremor International, a global advertising technology company and also serves on the Board of Directors and the Audit and Compensation Committee of The Container Store Group, Inc., the leading specialty retailer of storage and organization solutions and custom closets. She holds a B.S.B.A. in Finance from Bowling Green State University.

David Levin. Mr. Levin has been a member of the Board since August 2020. He currently serves as the full time Executive Chairman of the COFRA Holding AG Sustainable Food group. Previously, Mr. Levin served as the CEO of McGraw Hill from 2014-2017, the CEO of UBM plc from 2005 to 2013, the CEO of Symbian Ltd from 2002 to 2005 and of Psion PLC from 1998 to 2002. Mr. Levin was also the COO and CFO of Euromoney Institutional Investor plc from 1994 to1998. Mr. Levin holds an MBA from Stanford and an M.A. from Oxford University. Mr. Levin’s extensive management experience, particularly in the area of trade show events and data analytics, enables him to provide us with important strategic guidance.

Anthony Munk. Mr. Munk has been a member of the Board since May 2020. Mr. Munk is a Vice Chairman of Onex Corporation, which he joined in 1988, and is Chair of Onex Partners’ Private Equity Investment Committee. Mr. Munk currently also serves on the public company board of Clarivate (NYSE: CLVT) and the private company board of WireCo Worldgroup Inc. Mr. Munk previously served on the Board of Directors of JELD-WEN Holding, Inc. (NYSE: JELD), SGS&Co, Barrick Gold, RSI Home Products, Husky Injection Molding Systems Ltd, Cineplex Inc., SMG Holdings, Inc., Jack’s Family Restaurants, and Save-A-Lot. Prior to joining Onex, Mr. Munk was a Vice President with First Boston Corporation in London, England and an Analyst with Guardian Capital Group in Toronto. Mr. Munk holds a B.A. (Honors) in Economics from Queen’s University. His high level of financial expertise is a valuable asset to our Board, and as an executive with Onex, he has extensive knowledge of our business.

Emmanuelle Skala. Ms. Skala has been a member of the Board since January 2018 and a member of the Compensation Committee since February 2019. She is currently Senior Vice President of Operations at Toast, Inc. (NYSE: TOST) (“Toast”), a restaurant technology platform. From 2017 - 2023 she was Senior Vice President of Customer Success at Toast where she managed all post-sales customer facing teams. From 2008 to 2013, Ms. Skala held positions of increasing seniority at Sophos Group PLC. From 2014 to 2016, Ms. Skala served as the Vice President of Sales for Influitive Corporation, and from 2016 to 2017, she served as the Vice President of Sales and Customer Success at DigitalOcean Holdings Inc. She is a frequent industry speaker and blogger on SaaS sales and customer success and holds advisory board positions in a venture fund and several technology startups. Ms. Skala holds an M.B.A. in Marketing and Finance from New York University’s Stern School of Business and a B.S. in Industrial Management from Carnegie Mellon University.

PROPOSAL 1—ELECTION OF CLASS III AND PREFERRED STOCK DIRECTORS

Our Board has nominated two people for re-election as Class III directors and two people for re-election as Preferred Stock directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock re-elect the Class III directors, then these directors will hold office until the Annual Meeting of Stockholders in 2026, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. If the holders of our Series A Preferred Stock re-elect the Preferred Stock directors, then these directors will hold office until the Annual Meeting of Stockholders in 2024, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if re-elected. If for some reason any of the Board’s nominees are unable to serve or for good cause will not serve if re-elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of March 28, 2023, the name and age of each nominee for Class III director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Michael Alicea	55	Director
Emmanuelle Skala	50	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class III director nominees, as of March 28, 2023.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S CLASS III DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

The following table sets forth, as of March 28, 2023, the name and age of each nominee for Preferred Stock director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Lynda Clarizio	62	Director
David Levin	61	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Preferred Stock director nominees, as of March 28, 2023.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF SERIES A PREFERRED STOCK VOTE “FOR” THE RE-ELECTION OF ALL OF THE BOARD’S PREFERRED STOCK DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED

SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy, as set forth in the Audit Committee’s charter, requiring that substantially all audit and non-audit services provided by the independent registered public accounting firm be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to PricewaterhouseCoopers LLP during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent registered public accounting firm from providing the following services:

•
bookkeeping or other services related to the accounting records or financial statements of the Company;
•
financial information systems design and implementation;
•
appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•
actuarial services;
•
internal audit outsourcing services;
•
management functions or human resources;
•
broker or dealer, investment adviser or investment banking services;
•
legal services and expert services unrelated to the audit; and
•
any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Audit Committee currently consists of three independent directors: Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt. The Audit Committee oversees Emerald Holding, Inc.’s financial reporting process, internal controls and audit functions on behalf of the Board. Management has the primary responsibility for the financial statements preparation and process and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee regularly meets separately with management and the independent registered public accounting firm, and may meet with the internal auditors from time to time. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee also:

•
reviewed and discussed the audited financial statements in Emerald Holding, Inc.’s annual report on Form 10-K for the year ended December 31, 2022 with management, including a discussion of the quality, and the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;
•
reviewed with PricewaterhouseCoopers LLP, Emerald Holding, Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, the audited financial statements and its evaluation of the Company’s internal control over financial reporting as well as their judgments as to the quality and acceptability of Emerald Holding, Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;
•
discussed and received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence;
•
discussed with PricewaterhouseCoopers LLP its independence from management and Emerald Holding, Inc. and considered whether PricewaterhouseCoopers LLP could also provide non-audit services without compromising the firm’s independence;
•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and
•
reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as the overall process; and
•
discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit, and then met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination and the overall quality of Emerald Holding, Inc.’s financial reporting and compliance program.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Lisa Klinger, Chairperson
Michael Alicea
Todd Hyatt

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the fees billed or expected to be billed by PricewaterhouseCoopers LLP for services provided in relation to the years ended December 31, 2022 and 2021.

Type of Fees	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees(1)	$5,186,088	$2,321,422
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	4,150	3,044
Total	$5,190,238	$2,324,466

(1)
Audit fees consist of fees billed or expected to be billed for each of 2022 and 2021 for professional services rendered for the audit of our annual consolidated financial statements and reviews of our interim condensed consolidated financial statements. For 2022, this also includes fees billed or expected to be billed for professional services rendered for the first time audit of the effectiveness of our internal control over financial reporting. Audit fees also include fees for services associated with registration statements filed with the SEC, such as Form 10-K and Form 10-Q, or Form S-3 and Form S-8, including the review of related documents and issuance of consents.
(2)
We did not engage PricewaterhouseCoopers LLP to perform audit-related services during 2022 and 2021.
(3)
We did not engage PricewaterhouseCoopers LLP to perform tax services during 2022 and 2021.
(4)
Represents annual licensing fees for technical accounting publications.

As set forth above, the Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved by the Audit Committee. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee pre-approved all services that PricewaterhouseCoopers LLP provided for 2022 and 2021 in accordance with the pre-approval policy discussed above.

PROPOSAL 2—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023

The Audit Committee, comprised of independent members of the Board has selected PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2023. Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 4, 2015, which the Audit Committee approved. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING

DECEMBER 31, 2023.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our NEOs listed below. This CD&A also describes the Compensation Committee’s process for making compensation decisions and the rationale for specific decisions related to the fiscal year ended December 31, 2022.

For 2022, our NEOs were:

NEO	Title
Hervé Sedky	President and Chief Executive Officer
David Doft	Chief Financial Officer
Brian Field	Chief Operating Officer
Stacey Sayetta	General Counsel and Corporate Secretary
Issa Jouaneh	President, Connections
Eric Lisman (1)	Former EVP, Corporate Development

(1)
Mr. Lisman departed Emerald effective March 31, 2022.

Executive Summary

Business Overview

Emerald is a leading operator of business-to-business trade shows in the United States. Leveraging our shows as key market-driven platforms, we integrate live events, media content, industry insights, digital tools, data-focused solutions and e-commerce platforms into three complementary business lines – Connections, Content and Commerce. We have been recognized with many awards and accolades that reflect our industry leadership as well as the importance of our shows to the exhibitors and attendees we serve.

•
Connections: Our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our shows is typically held at least annually, with certain franchises offering multiple editions per year. Our shows are frequently the preeminent event, drawing the highest attendance in their respective industry verticals.
•
Content: In addition to organizing our trade shows, conferences and other events, we also operate content and content-marketing websites and related digital products, and produce publications, each of which is aligned with a specific event sector.
•
Commerce: We offer business-to-business e-commerce and digital merchandising solutions, serving the needs of manufacturers and retailers through our Elastic Suite and Bulletin platforms, which create a digital year-round transactional platform for use by Emerald’s customers, regardless of location.

2022 Business Highlights

•
Revenues of $325.9 million for 2022, an increase of $180.4 million, or 124.0%, on an increase in events staged in FY 2022 versus FY 2021.
•
Adjusted EBITDA, a non-GAAP measure, of $239.6 million for 2022, compared to $44.1 million for 2021.
•
Adjusted EBITDA excluding insurance proceeds, a non-GAAP measure, of $56.8 million for 2022, compared to negative $33.3 million for 2021.
•
Emerald successfully staged 124 in-person trade shows, conferences and other events in FY 2022 as the Company builds back from the COVID-19 pandemic and customers eagerly returned to in-person events.
•
The Company completed two strategic acquisitions, including Advertising Week and Bulletin, and launched four new brands in attractive growth industries under its Xcelerator unit.

•
The Company received insurance litigation settlement proceeds of $149.3 million, bringing the total insurance proceeds from 2020 and 2021 cancelled and impacted events to $372.9 million.
•
The Company amended and extended its senior secured revolving credit facilities, extending the maturities from November 23, 2023 to the earlier to occur of (i) May 23, 2026 and (ii) the day that is 91 days prior to the scheduled final maturity date of all outstanding term loans.
•
Over the course of fiscal year 2022, the Company paid down $104.2 million in debt, lowering its outstanding debt balance to $415.3 million as of December 31, 2022.

A reconciliation of Adjusted EBITDA and Adjusted EBITDA excluding insurance proceeds is attached to this Proxy Statement as Appendix B.

2022 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual incentives, and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy, as described further below. Based on our performance and consistent with the design of our compensation program, the Compensation Committee made the following executive compensation decisions for fiscal year 2022:

•
Promotions. For 2022, the Company promoted Issa Jouaneh to the position of President, Connections and promoted Danielle Puceta to the position of Executive Vice President, Content & Commerce.
•
Annual Incentives. Bonuses under the 2022 Annual Incentive Plan were based on our financial performance and the NEOs’ individual achievements in 2022, resulting in payouts for the NEOs for 2022 performance, varying by individual.
•
Long-Term Equity Incentives. Our current long-term equity program focuses on grants made periodically every few years rather than annual grants, the terms of which are designed to align with the interest of our shareholders over the long term. In addition, grants are made from time to time for new hires and promotions. Specifically, while no periodic grants were made in 2022, Mr. Jouaneh received a grant of stock options in December 2022 in order to provide him with long-term incentive opportunities in line with those held by the other NEOs following his promotion to President, Connections.
•
Additional Performance Bonuses. In connection with our successful insurance litigation settlement securing critical insurance proceeds related to trade show cancellations and other financial impacts due to COVID-19, we awarded one-time, discretionary, success bonuses to certain employees (including certain NEOs) who were instrumental in our business’ continuation following the significant impact of the COVID-19 pandemic and their contributions in ensuring the Company was successful in obtaining such insurance recoveries.
•
Go-Forward Compensation Assessment. As part of its ongoing review of compensation matters, the Compensation Committee has worked with FW Cook to review our compensation program and review information on executive compensation at widely held similarly sized public companies in our sector.

Determining Executive Compensation

The Company is primarily a business-to-business trade show company comprised of dynamic and market-leading assets, events and brands. Our executive officers have significant and meaningful experience in tradeshows and related industries and are critical to our success and to building value for our stockholders. Our executive compensation program is specifically designed to attract and retain highly-skilled executives, and to motivate our executive leadership team to create and drive long-term value, to reward financial and operational performance and promote effective strategic leadership.

Best Compensation Practices & Policies

We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. Our compensation policies and programs are directly linked to and support the financial objectives of growing the Company’s business and creating long term stockholder value. We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

	What We Do		What We Don’t Do
✔	Emphasize variable pay over fixed pay, with a significant portion tied to our financial results and stock performance	✘	No tax gross-up provisions
✔

CEO, CFO and COO employment agreements provide for recoupment of company financial losses, at the discretion of the Board, in event of the executive’s misconduct or in accordance with applicable law, rule or regulation and equity grant agreements provide for recoupment in the event of a financial restatement

		✘	No option or stock appreciation rights granted below fair market value
✔	Maintain anti-hedging and anti-pledging policies	✘	No supplemental executive retirement plans or pension plans
✔	Engage an independent compensation consultant from time to time to evaluate our compensation program compared to industry market practices	✘	No guaranteed incentive payments
✔	Maintain employment agreements with certain of the NEOs providing for specific terms of employment or severance benefits	✘	No excessive risk-taking in our compensation programs
✔	Regularly monitor outstanding award intrinsic values and evaluate equity grant utilization to promote alignment of executive and stockholder interests	✘	No significant perquisites

Stockholder Say-on-Pay Vote

As of the end of the fiscal year ending December 31, 2022, we became a “large accelerated filer” pursuant to SEC rules and have therefore exited “emerging growth company” status as defined in the Jumpstart Our Business Startups Act. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve NEO compensation at the Annual Meeting. In the future, we intend to consider the outcome of such say-on-pay votes when making compensation decisions regarding our NEOs. If at the Annual Meeting the stockholders vote for the three year option for Proposal No. 4 (regarding the frequency of future say-on-pay votes), our next say-on-pay vote is expected to occur at our 2026 annual meeting of stockholders.

Executive Compensation Philosophy and Objectives

In designing our executive compensation program, we focused on several key objectives, as discussed below. We believe these objectives strongly support our executive compensation philosophy which focuses on rewarding performance, creating long-term value for stockholders, and managing top level talent, including:

•
At-risk compensation. Our executive compensation programs include a significant portion of compensation opportunities that are variable and at-risk in order to incentivize management to achieve annual target goals as well as drive longer-term stockholder value creation.
•
Stockholder alignment. Our long-term equity compensation program, which is a meaningful component of overall total compensation, is designed to align executive officers’ interests with our stockholders’ interests.
•
Focus on Long-Term Incentives over Short-Term Incentives. A meaningful portion of an NEO’s overall compensation package is their periodic equity grants which have vesting requirements of up to a period of 5 years, and, in some cases, additional share price hurdles and extended transfer restrictions, which keep our NEO’s focused on long-term value creation.
•
Attract, Motivate and Retain Highly Qualified Executives. We strive to create a structure that enables the Company to attract, retain, motivate and reward the best, most qualified talent. This requires that we maintain a program that is competitive, designed to reward performance, and promotes alignment of our executives’ interests with the interests of our stockholders.

The Compensation Committee focuses on total direct compensation, as well as individual compensation elements when providing competitive compensation opportunities.

In consideration of these objectives, we compensated our NEOs in 2022 through a combination of base salary, annual cash incentives and long-term incentives awards, as described further below.

Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following key elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Company to attract and retain critical executive talent
Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic, financial, and individually designed objectives that contribute to the creation of stockholder value over time
Long-Term Incentives	Equity (Variable)

Incentivize executives to execute on longer-term financial goals that drive the creation of stockholder value and support the Company’s retention strategy. The Company’s long-term incentive compensation opportunities comprise a meaningful component of total compensation in the form of periodic grants in order to directly align the interests of our executive officers and our stockholders

Pay Mix

Our executive compensation program uses a mix of fixed and variable pay. The program is calibrated to strike a balance between achieving strong short-term annual results and ensuring long-term viability and success. Accordingly, the mix of incentives is reviewed and determined annually by the Compensation Committee based on the short- and long-term objectives of the business.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program. Three of the four Compensation Committee members are independent. Kosty Gilis, a Managing Director at Onex (our controlling stockholder), is the only member not considered independent. The Compensation Committee has worked with an independent compensation consultant from time to time and consulted with management to examine the effectiveness of the Company’s executive compensation program and executive compensation levels against industry peers. Details of the Compensation Committee’s authority and responsibilities are set forth in its charter, which may be accessed on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the full Board (other than the CEO himself) based upon the recommendations of the Compensation Committee. The CEO is not present and does not participate in the deliberations of the Compensation Committee or the Board regarding his own compensation.

The Role of Management. The CEO and certain members of senior management provide the Compensation Committee, with their recommendations on the compensation for executive officers other than the Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. An independent compensation consultant may also advise on the compensation program and provide comparisons with industry peer compensation. Based upon a review of performance and historical compensation and recommendations and information from members of management, and at times discussions with the independent compensation consultant, the Compensation Committee determines and approves compensation for the executive officers. Only the Compensation Committee members are allowed to vote on decisions regarding NEO compensation. The CEO reviews recommendations for the compensation of executive officers (other than the CEO) with the Compensation Committee, providing management input, transparency, and oversight.

The Role of the Independent Compensation Consultant. The Compensation Committee has authority under its charter to engage outside consultants to assist in the performance of its duties and responsibilities and has engaged independent compensation consultants from time to time on a project-by-project basis to advise on certain executive compensation practices and evaluate executive compensation levels against industry peers. In the second half of 2022, FW Cook was engaged to review our compensation program and provided information related to executive compensation at widely held similarly sized public companies in our sector. While this information was not specifically used to determine levels of our NEOs compensation in 2022, it may be considered as a data point for compensation determinations in the future. All work performed by FW Cook is in relation to the Compensation Committee’s review of executive compensation. FW Cook does not have any conflict of interest related to the work it performed for the Compensation Committee. During the 2022 fiscal year, the independent compensation consultant provided no services to the Company other than those provided to the Compensation Committee.

2022 Executive Compensation Program

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of our executive officers, which are intended to compensate executives for their day-to-day responsibilities and performance. Base salaries are typically set at amounts that are competitive with the market to attract and retain quality executive officers. Employment agreements with certain executive officers contain a minimum base salary level. Base salaries for our NEOs are typically reviewed by the Compensation Committee on an annual basis. Base salaries for each NEO as of fiscal 2021 year-end and fiscal 2022 year-end are set forth in the table below.

NEO	Base Salary at December 31, 2021	Base Salary at December 31, 2022		Percent Increase
Hervé Sedky	$650,000	$650,000		0%
David Doft	$480,000	$480,000		0%
Brian Field	$480,000	$480,000		0%
Stacey Sayetta	$350,000	$350,000		0%
Issa Jouaneh	$275,000	$275,000	(1)	0%
Eric Lisman	$423,500	$423,500	(2)	N/A

(1)
Mr. Jouaneh received a salary increase to $450,000 in light of his promotion to President, Connections, which increase took effect in January 2023.
(2)
Represents Mr. Lisman’s base salary as of the date of his termination.

Performance Based Cash Incentives

Annual Incentive Plan

In respect of performance during 2022, each of our NEOs was eligible to receive an annual cash bonus under the Company’s 2022 Annual Incentive Plan (the “Annual Incentive Plan”), which is administered by the Compensation Committee. The Annual Incentive Plan was designed to link executive compensation directly to the Company’s performance during the fiscal year, and also reward individual contributions and accomplishments.

For 2022, each NEO was assigned a target award equal to a percentage of that NEO’s base salary as of the end of the fiscal year. The targeted amount was based on the NEO’s position, responsibilities, and past and estimated future contributions to the Company and, as applicable, the terms of the NEO’s offer letter or employment agreement. The Compensation Committee, in its sole discretion and subject to the employment agreements, may revise the target awards for the NEOs. The actual bonus amount paid to the executive will be greater or less than their target bonus depending on the extent to which the pre-determined financial goals are achieved (or exceeded), overall company performance, and an evaluation of individual performance, as described further below. NEOs are eligible for a bonus payout in excess of their target bonus opportunity in the discretion of the Compensation Committee only (or, for the CEO, the Board) and bonus payout levels may also be reduced in the discretion of the Compensation Committee (or, for the CEO, the Board).

The target bonus amounts for the NEOs for 2022 are set forth in the table below, and remain unchanged from the targets applicable for 2021 bonuses.

NEO	Target Bonus Opportunity (as a percentage of Base Salary)	Bonus at Target ($)
Hervé Sedky	108%	700,000
David Doft	108%	520,000
Brian Field	125%	600,000
Stacey Sayetta	75%	262,500
Issa Jouaneh	91%	250,000
Eric Lisman(1)	N/A	N/A

(1)
Eric Lisman was not eligible to receive an annual bonus under the 2022 Annual Incentive Plan due to his departure from the Company, effective as of March 31, 2022.

The Compensation Committee sets the target performance goals applicable for the Annual Incentive Plan each year with the intention of incorporating a rigorous performance expectation for the Company over the prior fiscal year, motivating executives and driving performance. In the first quarter of 2022, the Compensation Committee set an Adjusted EBITDA* target for purposes of determining the annual bonus pool for bonuses payable under the Company’s Annual Incentive Plan for 2022, the achievement of which informs the bonus payment to participants in Annual Incentive Plan to varying degrees, depending on the participant’s position. In addition, as part of the Annual Incentive Plan, bonus amounts take into account an evaluation of individual performance and achievements applicable to the NEO’s functional role within Company, including, as applicable, performance with respect to the operating brand segment or other operating and strategic initiatives that the executive is responsible for overseeing.

Each year, following the completion of the performance period, the Compensation Committee funds a bonus pool from which the annual bonus allocations are made to each of the NEOs, as well as other eligible executives and employees of the Company. The Adjusted EBITDA mark for 2022 with respect to the Annual Incentive Plan was determined based on the extent to which actual financial performance compared to the Adjusted EBITDA target with certain adjustments. The measurement against the adjusted target for 2022 resulted in an achievement of 94.7% of the target and in light of this result, the Compensation Committee funded the bonus pool below the target level. Utilizing an annual bonus program based on Company performance, operating brand performance, as applicable, and individual performance provides for a bonus platform designed to appropriately reward individual contributions to the Company’s overall financial performance as well as operational and strategic accomplishments. Final bonus amounts for 2022 were also impacted by the Compensation Committee’s determination to fund the aggregate annual bonus pool below the target level.

Based on the size of the aggregate bonus pool, the Company’s achievement of 94.7% of the Adjusted EBITDA target for 2022, and the individual considerations for each executive described above, the Compensation Committee (or, for Mr. Sedky, the Board) determined to award the NEOs bonuses from the annual bonus pool as described below in relation to their total target bonus opportunity for 2022:

NEO (1)	Actual Bonus Paid
Hervé Sedky	$478,800
David Doft	$355,680
Brian Field	$308,750
Stacey Sayetta	$142,500
Issa Jouaneh	$212,500

(1)
Eric Lisman was not eligible to receive an annual bonus under the 2022 Annual Incentive Plan due to his separation in March 2022.

*Adjusted EBITDA is a non-GAAP measure defined as net income before (i) interest expense, (ii) income tax benefit, (iii) depreciation and amortization, (iv) stock-based compensation, (v) deferred revenue adjustment, (vi) goodwill and other intangible asset impairment charges, (vii) material show scheduling adjustments, where applicable, and (viii) other items that management believes are not part of our core operations Brand Performance & Individual Objectives. A reconciliation of Adjusted EBITDA is attached to this Proxy Statement as Appendix B.

Additional One-Time Discretionary Success Bonus

Emerald is a leading operator of in-person business-to-business trade shows in the United States and typically generates a significant majority of its revenue through the operation of live events. As a result, our business was significantly impacted by the COVID-19 pandemic. The ongoing COVID-19 pandemic and its related consequences, including, but not limited to, indoor gathering capacity limitations, restrictions on travel and other actions taken by governments around the world forced us to cancel or postpone a significant portion of our event calendar for 2020 and 2021. These cancellations and postponements had a material adverse impact on our business, operations, and financial results.

To mitigate the hazards inherent to the trade show industry, Emerald maintains insurance policies to cover the principal risks associated with our business, including event cancellation and business interruption. As a result, the Company pursued and succeeded in asserting claims under the 2021 and 2020 insurance policies to offset the financial impact of cancelled and postponed events as a result of COVID-19. On August 3, 2022, we reached an agreement to settle the remaining outstanding insurance proceeds relating to event cancellation insurance for proceeds of $148.6 million bringing total recoveries resulting from our insurance policies and litigation to $372.9 million. Certain of our NEOs were essential in securing settlements in connection with these claims, which have been critical to the continued operation of our business. In consideration of their extraordinary efforts and the meaningful impact these claims and settlements have had on the business and our ability to offset the financial impact of the pandemic, the Compensation Committee awarded each of the NEOs listed below a one-time discretionary success bonuses in the amounts set forth in the table below, which bonuses were paid at the end of 2022.

Executive	Bonus
Hervé Sedky	$1,000,000
David Doft	$1,000,000
Brian Field	$200,000
Stacey Sayetta	$300,000

As part of its recruitment efforts, the Company also granted sign-on bonus to certain new executive officers in connection with their hiring, some of whom are NEOs. In 2022 Mr. Doft was entitled to the second installment of his sign-on bonus granted in connection with his 2020 hiring, and Ms. Sayetta was entitled to the first installment of her sign-on bonus granted in connection with her hiring in 2021. These sign-on bonuses are described further below in the section entitled “Narrative Disclosure to Summary Compensation Table –Agreements with NEOs.”

Long-Term Incentives

We believe that the granting of long-term equity compensation is important to ensure that the interests of management align with those of our stockholders. We previously maintained the 2013 Stock Option Plan (the “2013 Plan”) for the purpose of granting options to acquire common stock to our employees, some of which remain outstanding as of December 31, 2022.

In connection with our initial public offering in 2017, the Board adopted, and our stockholders approved, the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “2017 Plan”). Under the 2017 Plan, awards to employees may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock). Following our initial public offering, all long-term equity compensation awards have been made under the 2017 Plan. Due to our current corporate structure, our compensation program is currently being operated similar to a privately-owned company and so we have issued larger awards every few years rather than on an annual basis. When determining the size of each equity award, the Compensation Committee considers several factors such as competitive market data, individual performance, internal equity, and employee potential. Equity compensation is intended to serve both employee retention objectives and to encourage stockholder value creation.

Following our IPO, the Company has granted stock options and RSUs from time to time that vest based on continued employment over a four or five year period, and with, in the case of stock options, an exercise price equal to the fair market value on the date of grant. The Company has also issued performance-based RSUs in connection with their hiring to each of Messrs. Doft and Field, which will vest if a series of 60-day trading-price vesting hurdles, ranging from $18.00 - $24.00, are satisfied.

Most recently, on January 4, 2021, the Board granted a new-hire or periodic equity incentive awards (collectively the “2021 Equity Awards”) to certain key employees of the Company, including Mr. Sedky (as a new hire grant) and Messrs. Doft, Fields, and Lisman (as a periodic grant). The 2021 Equity Awards were granted in the form of stock options and Messrs. Sedky, Doft, Fields and Lisman also received a grant of restricted stock units (“RSU”), in each case subject to vesting in five substantially equal annual installments beginning on the first anniversary of the date of grant. The stock options feature multi-tiered premium exercise prices, with one-third of the stock options being granted with an exercise price of the fair market value of share of the Company’s common stock at the time of grant, one-third of the stock options being granted with an exercise price of $6.00 and one-third of the stock options being granted with an exercise price of $8.00. In addition, the shares underlying the stock options and RSU components of the 2021 Equity Awards are subject to certain transfer restrictions that prohibit the recipient from selling the underlying shares for up to seven years from the date of grant, subject to certain exceptions in the case of the recipient’s death, disability, termination of the recipient’s employment without Cause, a Change in Control of the Company and in the event that Onex sells some if its shareholdings. Ms. Sayetta received a similar stock option grant as part of her hiring in November 2021 and Mr. Jouaneh also received a similar stock option grant as part of his hiring in March 2021.

Mr. Jouaneh was the only NEO who received an equity award in 2022. On December 1, 2022, Mr. Jouaneh received a grant of stock options, with varying multi-tiered exercise prices, subject to vesting in five substantially equal annual installments beginning on December 1, 2023 and with terms that are otherwise similar to the 2021 Equity Awards for other NEOs. Mr. Jouaneh’s December 2022 grant was made in connection with his promotion in 2022 and was intended to bring his outstanding equity awards in-line with those of the other NEOs and appropriate for his level of responsibility. Stock options are intended to align the interests of award recipients with those of stockholders, since options deliver value only if our stock price appreciates after they are granted, and are therefore an important component of our NEO equity compensation program. For a breakdown of the number of stock options and exercise prices granted to Mr. Jouaneh in 2022 see the table titled “Grants of Plan-Based Awards.”

For a description of stock options and RSUs held by NEOs that were outstanding under the 2017 Plan as of the end of 2022, see the table titled “Outstanding Equity Awards at Fiscal Year-End.”

2023 Compensation Determinations

In 2022, the Compensation Committee reviewed the equity grant program and impact existing market conditions have had on the intrinsic values of outstanding equity awards, including those held by our NEOs. FW Cook assisted in evaluating our executive compensation program as compared to our peers, and provided data regarding compensation programs at widely held similarly-sized public companies in our sector. Based on its analysis and the importance of retaining and motivating our key talent, including our NEOs, the Compensation Committee decided to implement a new periodic equity grant in 2023, subject to stockholder approval. These awards, in the form of stock options, are subject to stockholder approval, as described more fully in this Proxy Statement under Proposal 5. The stock options are subject to a five-year vesting schedule, include an exercise price equal to the fair market value on the date of grant under the terms of the 2017 Plan, and transfer restrictions similar to those included with the 2021 Equity awards. This periodic grant was made, subject to stockholder approval, with the intent to further our objectives of enhancing employee retention, incentivizing our employees and executives, creating long-term stockholder value, and emphasizing variable, at-risk compensation as part of our overall executive compensation program.

We recognize that the current design of our equity awards is more representative of private companies and is reflective of our current structure as a controlled company. The Compensation Committee continuously evaluates its approach to long-term equity incentive compensation and is committed to putting forth a program that balances retention considerations with proving incentives that will appropriately reward the NEOs for long-term value creation.

In addition, in connection with his promotion in 2022, effective as of January 1, 2023, Mr. Jouaneh’s base salary was increased to $450,000 and his target bonus opportunity was increased to 100% of his base salary.

Additional Executive Compensation Practices, Policies & Guidelines

Compensation Recovery (“Clawback”) Policy

Under the terms of Mr. Sedky’s, Mr. Doft’s and Mr. Field’s employment agreements, if the executive engages in any act of embezzlement, fraud or dishonesty involving the Company or its affiliates, which results in financial loss to the Company or its affiliates, the Company is entitled to recoup amounts from the executive that are determined to be commensurate with that financial loss, in the reasonable discretion of the Company. In addition, the Company’s standard equity award agreement provides for forfeiture of a grant and recoupment of any shares issued upon exercise of any portion of the grant or any gain received by the grant recipient in connection with the sale of shares received upon exercise of the grant in the event of any restatement of the Company’s financial statements. The Company is reviewing the recently proposed rules on recovery of erroneously awarded incentive-based compensation in the event of a restatement of the Company’s financial statements, as proposed by the New York Stock Exchange in February 2023 in compliance with the Dodd-Frank Act. The Company plans to update its clawback policy in 2023, when the new listing standards become effective.

Anti-Hedging & Pledging Policies

Our insider trading policy prohibits our employees, including officers and directors, from pledging or engaging in hedging or similar transactions in our securities, including but not limited to equity swaps, collars, exchange funds, puts, calls and short sales.

Retirement & Other Benefits

The retirement benefits and health benefits offered to executive officers are the same as those offered to all eligible employees. We maintain a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions equal to 50% of salary deferrals up to 6% of a participant’s compensation. Our NEOs are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $20,500 for calendar year 2022. Participants are fully vested in their own contributions and vest in the company matching contributions after three years of service.

Our compensation program does not include any other material benefits or perquisites for our NEOs.

Impact of Tax and Accounting

We regularly consider the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with such grants are reviewed, as required by FASB ASC Topic 718.

Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a publicly-held company may deduct in any tax year on compensation paid to each “covered employee,” which includes our NEOs. While the Compensation Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation Committee will award or modify compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax-deductible by us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate such information by reference.

The Compensation Committee has reviewed and discussed with management the CD&A contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

MEMBERS OF THE COMPENSATION COMMITTEE

Michael Alicea (Chair)
Kosty Gilis
Emmanuelle Skala
Lynda Clarizio

EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table sets forth the portion of compensation paid to the NEOs that is attributable to services performed during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position in 2022	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Hervé Sedky,	2022	650,000	1,000,000	—	—	478,800	7,950	2,136,750
Chief Executive	2021	650,000	700,000	1,776,002	4,853,547	—	108,700	8,088,249
Officer and President	2020	—	—	—	—	—	—	—
David Doft,	2022	480,000	1,200,000	—	—	355,680	7,950	2,043,630
Chief Financial	2021	480,000	520,000	471,822	3,420,493	—	408,700	5,301,015
Officer	2020	465,231	413,439	1,721,261	—	—	200,000	2,799,931
Brian Field,	2022	480,000	200,000	—	—	308,750	7,950	996,700
Chief Operating	2021	480,000	510,000	386,752	3,420,493	—	8,700	4,805,945
Officer	2020	480,000	477,045	480,000	—	—	2,110	1,439,155
Stacey Sayetta, General Counsel and Corporate Secretary	2022	350,000	350,000	—	—	142,500	7,950	850,450
Issa Jouaneh(6), President, Connections	2022	275,056	—	—	258,078	212,500	—	745,634
Eric Lisman(7),	2022	104,246	—	—	—	—	1,261,000	1,365,246
Former Executive	2021	423,500	—	—	161,785	—	8,700	593,985
Vice President	2020	423,500	266,875	211,747	—	—	7,950	910,072

(1)
The amount in the “Bonus” column for 2022 represents a one-time discretionary success bonus paid in 2022, as described above in the section titled “2022 Executive Compensation Program – Performance Based Cash Incentives – Additional One-Time Discretionary Success Bonus.” This amount also includes $200,000 payable to Mr. Doft as the second installment of his sign-on bonus and $50,000 paid to Ms. Sayetta as the first installment of her sign-on bonus.
(2)
The amounts in this column represent the grant date fair value of certain restricted stock unit (“RSU”) awards calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the RSU awards equals the closing price of the Company’s publicly traded stock on the grant date of the RSU award, multiplied by the number of shares in respect of the RSU award. Details and assumptions used in calculating the grant date fair value of the performance-based market condition share awards may be found in Note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 15, 2023 (our “2022 10-K”).
(3)
The amounts in this column represent the grant date fair value of stock option awards calculated in accordance with FASB Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 12, “Stock-Based Compensation,” to our audited financial statements included in our 2022 10-K.
(4)
The amounts included in the “Non-Equity Incentive Plan Compensation” column for 2022 represent payments to the NEOs under the 2022 Annual Incentive Plan as described above in the section titled “2022 Executive Compensation Program – Performance Based Cash Incentives -Annual Incentive Program.”
(5)
The amounts included in the “All Other Compensation” column for 2022 represent: (i) matching contributions made to our 401(k) Savings Plan on behalf of Messrs. Sedky, Doft, Field and Lisman, and Ms. Sayetta of $7,950 each and (ii) severance payments paid or payable to Mr. Lisman in an aggregate amount of $1,261,000.

(6)
Mr. Jouaneh is employed in Canada; however, his compensation amounts are set in U.S. dollars.
(7)
Mr. Lisman departed Emerald effective March 31, 2022. Mr. Lisman is entitled to severance payments, payable beginning in 2022, under the terms of his Employment Agreement and a Separation Agreement and Release Agreement, described more fully below under the heading “Narrative Disclosure to Summary Compensation Table - Agreements with Executive Officers.” and which amounts are included in the “All Other Compensation” column of this table.

Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(2)
Hervé Sedky	-	—	700,000	—	—	—	—
David Doft	-	—	520,000	—	—	—	—
Brian Field	-	—	600,000	—	—	—	—
Stacey Sayetta	-	—	262,500	—	—	—	—
Issa Jouaneh	-	—	250,000	—	—	—	—
	12/1/2022	—	—	—	75,000	$3.70	$113,291
	12/1/2022	—	—	—	75,000	$6.00	$82,539
	12/1/2022	—	—	—	75,000	$8.00	$62,248
Eric Lisman(3)	-	—	—	—	—	—	—

(1)
Represents target amounts payable under the Company’s Annual Incentive Plan.
(2)
The amounts included in this column represent the grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 12 “Stock-Based Compensation,” to our audited financial statements included in our 2022 10-K.
(3)
Mr. Lisman was not eligible for an annual bonus in 2022.

Narrative Disclosure to Summary Compensation Table

Agreements with Named Executive Officers

Hervé Sedky

Mr. Sedky and the Company are party to an employment agreement dated as of November 10, 2020 (the “Sedky Employment Agreement”). Pursuant to the Sedky Employment Agreement, Mr. Sedky is entitled to (a) an annual base salary of $650,000, subject to review for annual increase; (b) an annual bonus, with a target of 108% of base salary (equal to $700,000 for 2022), which is subject to satisfaction of performance goals set annually by the Board; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Sedky Employment Agreement. In addition, Mr. Sedky received sign-on compensation in the amount of $100,000, paid in one lump sum in 2021. In addition, the Sedky Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” Mr. Sedky is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for twelve months immediately thereafter, covenants of non-solicitation, non-competition and non-disparagement.

David Doft

Mr. Doft and the Company are party to an employment agreement dated as of January 16, 2020 (the “Doft Employment Agreement”). Pursuant to the Doft Employment Agreement, Mr. Doft is entitled to (a) an annual base salary of $480,000; (b) an annual bonus, with a target of 108% of base salary (equal to $520,000 for 2022), subject to satisfaction of performance goals set annually by the Board (or a committee thereof); (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Doft Employment Agreement. In addition, Mr. Doft received a cash signing bonus in the amount of $400,000, paid as follows: (i) $200,000, paid to Mr. Doft in January 2021, and (ii) $200,000, paid to Mr. Doft in January 2022. The Doft Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” Mr. Doft is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for twelve months immediately thereafter, covenants of non-solicitation, non-competition and non-disparagement covenants.

On November 2, 2021, the Company entered into a Special Bonus Agreement with Mr. Doft, providing for a special bonus in the amount of $600,000 payable in three equal installments of $200,000, the first of which was paid in December 2021, and the remainder of which will vest on January 1, 2023 and January 1, 2024, subject to Mr. Doft’s continued employment through each payment date. Each installment payment, if earned, will be paid in a lump sum in cash on the first payroll date following the applicable vesting date.

Brian Field

Mr. Field and the Company are party to an employment agreement dated as of May 22, 2019 (the “Field Employment Agreement”). Pursuant to the Field Employment Agreement, Mr. Field is entitled to (a) an annual base salary of $480,000; (b) an annual bonus, with a target of 125% of base salary (equal to $600,000 for 2022), subject to satisfaction of performance goals set annually by the Board (or a committee thereof); (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (e) reimbursement for reasonable, documented business expenses; and (f) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Field Employment Agreement. In addition, the Field Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” Mr. Field is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for twelve months immediately thereafter, covenants of non-solicitation, non-competition and non-disparagement.

Issa Jouaneh

Mr. Jouaneh and the Company (through a third party professional employer organization) are party to an employment agreement dated as of March 18, 2021(the “Jouaneh Employment Agreement”). Pursuant to the Jouaneh Employment Agreement, Mr. Jouaneh is entitled to (a) an annual base salary of $275,000; (b) an annual bonus, with a target of 91% of base salary (equal to $250,000 for 2022), $100,000 of which was guaranteed in 2021 and subsequently subject to satisfaction of performance goals set annually by the Company; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (c) eligibility to take unlimited paid time off in excess of the minimum vacation requirements under the Employment Standards Act, 2000 (Ontario); and (d) reimbursement for reasonable, documented business expenses. In addition, the Jouaneh Employment Agreement provides for severance payments upon certain terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” Mr. Jouaneh is subject to a perpetual confidentiality covenant and, during his employment with Emerald and for 12 months immediately thereafter, covenants of non-solicitation, non-competition and non-disparagement.

Mr. Jouaneh’s Employment Agreement was amended effective as of January 1, 2023, which amendment provides for (a) an annual base salary increase to $450,000 and (b) a target annual bonus increase to 100% of his base salary (equal to $450,000 for 2023). All other terms and conditions of the Jouaneh Employment Agreement shall remain as written in the original document.

Stacey Sayetta

Ms. Sayetta and the Company are party to an offer letter dated as of September 28, 2021 (the “Sayetta Offer Letter”). Pursuant to the Sayetta Offer Letter, Ms. Sayetta is entitled to (a) an annual base salary of $350,000; (b) an annual bonus, with a target annual bonus equal to 75% of base salary (equal to $262,500 for 2022), $75,000 of which was guaranteed for 2021 and subsequently subject to satisfaction of performance goals set annually by the Company; (c) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (d) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; and (e) reimbursement for annual license renewal fees for the State Bar of New York, continuing legal education expenses associated with such license and other reasonable and customary professional expenses. In addition, Ms. Sayetta received a sign-on bonus in the amount of $100,000, paid as follow (i) $50,000 was paid to Ms. Sayetta in 2022 following her first ninety (90) days of employment and (ii) $50,000 will be paid to Ms. Sayetta in 2023 on the first payroll date following the second anniversary of Ms. Sayetta’s start date, subject to her continued employment on such date. The Sayetta Offer Letter provides for severance payments upon certain terminations of employment, as described below under “Potential Payments upon Termination or Change in Control.” Ms. Sayetta is subject to the restrictive covenants set forth in a separate Protective Covenants Agreement which include covenants of perpetual confidentiality and non-disparagement, and, during her employment with Emerald and for 12 months immediately thereafter, covenants of non-solicitation.

Eric Lisman

The Company is party to a letter agreement with Mr. Lisman dated as of February 1, 2017 (the “Lisman Letter Agreement”). Pursuant to the Lisman Letter Agreement, during his employment Mr. Lisman was entitled to an initial annual base salary which, for 2022, was $423,500, as well an annual bonus opportunity. The Lisman Letter Agreement also provided that Mr. Lisman would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible, as well as a stipend of $1,500 per month to cover reasonable costs associated with the maintenance of his home-based office which was his principal place of employment (including, without limitation, rent, utilities, mobile telephone, data plan and office supplies). In addition, the Lisman Letter Agreement provided for severance payments upon certain terminations of employment of Mr. Lisman’s employment with the Company ended on March 31, 2022. In connection with his separation, the Company entered into a Separation and Release Agreement with Mr. Lisman on December 31, 2021 (the “Lisman Separation Agreement”). Pursuant to the Lisman Separation Agreement, Mr. Lisman continued to serve in his capacity as Executive Vice President, Corporate Development until the Separation Date of March 31, 2022. For a description of the severance payments and benefits provided to him in connection with his separation, please see the section below titled “Potential Payments upon Termination or Change in Control.” Mr. Lisman was subject to covenants of non-competition and non-solicitation during the one-year period following termination of his employment and is subject to a covenant of perpetual confidentiality.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of the NEOs as of the fiscal year ended December 31, 2022. All awards were granted under the 2017 Plan.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable (1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested ($) (2)
Hervé Sedky	246,076	984,304	(3)	5.26	1/4/2031	—		—
	210,000	840,000	(3)	6.00	1/4/2031	—		—
	210,000	840,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	270,114	(4)	956,204
David Doft	174,987	699,950	(3)	5.26	1/4/2031	—		—
	147,000	588,000	(3)	6.00	1/4/2031	—		—
	147,000	588,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	27,650	(5)	97,881
	—	—		—	—	71,760	(6)	254,030
	—	—		—	—	45,718	(7)	161,842
Brian Field	43,933	—		11.41	6/3/2029	—		—
	174,987	699,950	(3)	5.26	1/4/2031	—		—
	147,000	588,000	(3)	6.00	1/4/2031	—		—
	147,000	588,000	(3)	8.00	1/4/2031	—		—
	—	—		—	—	25,000	(8)	88,500
	—	—		—	—	58,822	(9)	208,230
	—	—		—	—	32,323	(7)	114,423
Issa Jouaneh	15,000	60,000	(10)	5.75	3/23/2031	—		—
	15,000	60,000	(10)	6.00	3/23/2031	—		—
	15,000	60,000	(10)	8.00	3/23/2031	—		—
	—	75,000	(11)	3.70	12/1/2032	—		—
	—	75,000	(11)	6.00	12/1/2032	—		—
	—	75,000	(11)	8.00	12/1/2032	—		—
Stacey Sayetta	10,000	40,000	(12)	8.00	11/9/2031	—		—
	10,000	40,000	(12)	5.02	11/9/2031	—		—
	10,000	40,000	(12)	6.00	11/9/2031	—		—
Eric Lisman (13)	38,200	—		22.66	9/21/2027	—		—
	53,472	—		22.08	01/22/2028	—		—
	54,482	—		16.50	09/18/2028	—		—
	27,011	—		12.47	03/14/2029	—		—
	8,203	—		5.26	01/04/2031	—		—
	7,000	—		6.00	01/04/2031	—		—
	7,000	—		8.00	01/04/2031	—		—

(1)
The options shown in this column will become fully vested in the event of a change in control as defined in the 2017 Plan.
(2)
The amounts shown in this column are based on the closing price per share of the Company’s common stock at the close of market on the New York Stock Exchange on December 31, 2022 ($3.54).
(3)
The options shown in this row were granted subject to a five-year vesting schedule, with the first 20% installment having vested on January 4, 2022, and the remaining four installments vesting on January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.

(4)
The RSUs shown in this row will vest in four remaining equal installments on each of January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.
(5)
The RSUs shown in this row will vest in two remaining equal installments on each of January 1, 2023 and January 1, 2024.
(6)
The RSUs shown in this row will vest in four remaining equal installments on each of January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.
(7)
The awards shown in this row represent the performance-based market condition share awards granted to Mr. Field during 2019 and Mr. Doft during 2020, which vest based achievement of certain share price thresholds.
(8)
The RSUs shown in this row will vest in two remaining equal installments on each of February 14, 2023 and February 14, 2024.
(9)
The RSUs shown in this row will vest in four remaining equal installments on each of January 4, 2023, January 4, 2024, January 4, 2025, and January 4, 2026.
(10)
The options shown in this row were granted subject to a five-year vesting schedule, with the first 20% installment having vested on March 23, 2022, and the remaining four installments vesting on March 23, 2023, March 23, 2024, March 23, 2025, and March 23, 2026.
(11)
The options shown in this row were granted subject to a five-year vesting schedule, and will vest in five equal installments on December 1, 2023, December 1, 2024, December 1, 2025, December 1, 2026, and December 1, 2027.
(12)
The options shown in this row were granted subject to a five-year vesting schedule, with the first 20% installment having vested on November 9, 2022, and the remaining four installments vesting on November 9, 2023, November 9, 2024, November 9, 2025, and November 9, 2026.
(13)
All unvested awards were forfeited in connection with Mr. Lisman’s separation on March 31, 2022.

Options Exercised and Stock Vested Table

	Stock Awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Hervé Sedky	67,529	279,570
David Doft	31,765	129,157
Brian Field	34,363	128,093
Stacey Sayetta	0	0
Issa Jouaneh	0	0
Eric Lisman	11,280	37,781

(1)
This column represents shares in respect of RSUs settled in 2022. The total net after-tax number of shares of common stock received from the vesting and settlement of the RSUs was 42,885 for Mr. Sedky, 19,289 for Mr. Doft, 20,838 for Mr. Field, and 7,606 for Mr. Lisman.
(2)
The amounts in this column represent the aggregate dollar value realized upon settlement of RSUs in 2022.

Potential Payments upon Termination or Change in Control

Employment Agreements

The Sedky Employment Agreement provides that in the event of a termination of employment for any reason (except in the case of a termination by Emerald for cause, by Mr. Sedky without good reason and for death or disability (each as defined in the Sedky Employment Agreement)), Mr. Sedky will be entitled to his earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a resignation for good reason, and subject to the execution and non-revocation of a general release of claims against the Company, Mr. Sedky is entitled to receive the following severance benefits: (a) an amount equal to one times the sum of his annual base salary and the annual bonus actually paid to Mr. Sedky for the previous calendar year, paid in equal installments over twelve months; (b) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; and (c) subject to the timely election of continuation coverage under COBRA and Mr. Sedky’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Sedky during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Sedky is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Doft Employment Agreement provides that in the event of a termination of employment for any reason (except in the case of a termination by Emerald for cause, by Mr. Doft without good reason and for death or disability (each as defined in the Doft Employment Agreement)), Mr. Doft will be entitled to his earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a resignation for good reason, and subject to the execution and non-revocation of a general release of claims against the Company, Mr. Doft is entitled to receive the following severance benefits: (a) an amount equal to one times the sum of his annual base salary and the annual bonus actually paid to Mr. Doft for the previous calendar year, paid in equal installments over twelve months; (b) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; and (c) subject to the timely election of continuation coverage under COBRA and Mr. Doft’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Doft during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Doft is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year. In addition, if Mr. Doft is terminated other than for cause, or due to his death or disability, or if he resigns for good reason, he will remain eligible to receive the remaining installments of the bonus payable pursuant to the Special Bonus Agreement (described above) on the scheduled payment dates, subject to his execution and non-revocation of a general release of claims.

The Field Employment Agreement provides that in the event of a termination of employment for any reason (except in the case of a termination by Emerald for cause, by Mr. Field without good reason, and for death or disability (each as defined in the Field Employment Agreement)), Mr. Field will be entitled to his earned but unpaid annual bonus for calendar years completed prior to the termination date. In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company, Mr. Field is entitled to receive the following severance benefits: (a) an amount equal to one times the sum of his annual base salary and the annual bonus actually paid to Mr. Field for the previous calendar year, paid in equal installments over twelve months; (b) a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year; and (c) subject to the timely election of continuation coverage under COBRA and Mr. Field’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Field during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Field is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year.

The Sayetta Offer Letter provides that upon a termination of employment other than for cause or resignation for good reason, and subject to the execution and non-revocation of a general release of claims against the Company, Ms. Sayetta is entitled to receive the following severance benefits: (a) any earned but unpaid annual bonus for calendar years completed prior to her termination date; (b) six months base salary continuation, at the rate in effect immediately prior to such termination date, (c) any unpaid sign-on bonus installment payment, payable when such payment otherwise would have been made, and (d) subject to the timely election of continuation coverage under COBRA and Ms. Sayetta’s copayment of premiums associated with such coverage consistent with amounts paid by Ms. Sayetta during the year of termination, monthly reimbursement of the excess costs of continued health benefits for herself and her covered dependents for the twelve month period following the date of termination.

The Jouaneh Employment Agreement provides that in the event of a termination without cause, Mr. Jouaneh is entitled to receive the following severance benefits: (i) one week notice of termination for the first year of employment, plus two weeks’ notice for each additional completed year of service, up to a maximum of thirty-six weeks, (ii) in lieu of notice, up to a maximum of thirty-six weeks of base salary, subject to the execution and non-revocation of a general release of claims against the Company, and (iii) other accrued and statutory benefits.

Pursuant to the Lisman Separation Agreement, in connection with his separation agreement, Mr. Lisman received an aggregate payment of $1,261,000 consisting of (i) his annual salary of $423,500 payable in equal installments on the Company’s regular payroll dates for twelve months; (ii) payment of a single lump sum in the amount of $400,000 in 2022; and (iii) payment of a single lump sum in the amount of $437,500 in 2022.

Equity Awards

Each of our NEOs currently holds stock options and/or RSUs under the Restated 2017 Plan (each as described above under the section titled “Long Term Incentives”). In connection with certain transactions or termination events, the Options and RSUs will be treated as described below.

2022 and 2021 Options and RSUs

For the Options and RSUs granted in 2022 and 2021, in the event of a change in control (as defined in the Restated 2017 Plan), any unvested options will become fully vested (and exercisable, as applicable) in accordance with the Restated 2017 Plan.

For Mr. Sedky, for Options and RSUs granted in 2022 and 2021, if he is terminated (i) by the Company other than for cause or (ii) by the recipient for good reason (as such terms are defined in his employment agreements), a pro-rata portion of the shares subject to the 2021 Options or RSUs that would have vested in the next twelve months following the termination of employment will become vested, based on the time between the most recent vesting date and the date of the termination of employment.

2020 RSUs (other than Performance Share RSUs)

The RSUs granted to Mr. Doft and Mr. Field in 2020 will become fully vested upon a termination (i) by the Company other than for cause or (ii) by the NEO for good reason (as such terms are defined in their employment agreement) that occurs at any time within the period that is six months prior to the execution of an agreement providing for a change in control through eighteen months after the change in control which occurs prior to January 1, 2024. In the event of a termination for any other reason, all outstanding and unvested RSUs will be immediately and automatically forfeited for no consideration.

2019 Stock Options and RSUs (other than Performance Share RSUs)

The Options granted to Mr. Field in 2019 will become fully vested upon a termination (i) by the Company other than for cause or (ii) by the NEO for good reason that occurs at any time within the period that is three months prior to or eighteen months after the date of a change in control. In the event of a termination for any other reason, all outstanding and unvested Options will be immediately and automatically forfeited for no consideration. The RSUs granted to Mr. Field in 2019 that remain outstanding and unvested will be automatically forfeited upon a termination for any reason.

2019 and 2020 Performance Share RSUs

In the event of a change in control, if the price per share paid by the buyer is greater than any of the applicable vesting thresholds in the performance based share award, such portion of the award shall vest upon the closing of such change in control by treating such price per share paid by the buyer as having satisfied the applicable vesting threshold(s), and any remaining unvested portion of the award shall be forfeited as of the closing of such change in control.

In the event of termination of employment for any reason, the unvested portion of the performance award will terminate, except in the event of a termination other than for cause or a resignation for good reason within the period that is six months prior to the execution of an agreement providing for a change in control through the date of a change in control, any unvested shares subject to the performance award will remain eligible to vest in accordance with the terms of the award agreement.

The table below estimates the dollar value of the payments and benefits that the NEOs would have been entitled to receive under the plans and arrangements described above, assuming the applicable triggering event occurred on December 31, 2022. For this purpose, we have assumed a value of $3.54 per share of our common stock, the closing price of our common stock on December 30, 2022.

Executive	Termination without Cause/for Good Reason		Termination due to death or Disability		Change in Control		Termination in connection with a Change in Control (12)
Hervé Sedky
Salary Continuation	$650,000	(1)	—		—		$650,000	(1)
Benefits Continuation	$26,781	(2)	—		—		$26,781	(2)
Payment in respect of Bonus	$1,178,800	(3)	$478,800	(4)	—		$1,178,800	(3)
Equity Acceleration (13)	$719,772	(5)	$719,772	(5)	$956,204	(6)	$956,204	(6)
Total:	$2,575,353		$1,198,572		$956,204		$2,811,785
David Doft
Salary Continuation	$480,000	(1)	—		—		$480,000	(1)
Benefits Continuation	$28,751	(2)	—		—		$28,751	(2)
Payment in respect of Bonus	$875,680	(3)	$355,680	(4)	—		$875,680	(3)
Equity Acceleration (13)	—		—		$254,030	(6)	$254,030	(6)
Equity Acceleration (13)	—		—		—		$97,881	(7)
Additional Payments or Benefits	$400,000	(8)	$400,000	(8)	—		$400,000	(8)
Total:	$1,784,431		$755,680		$254,030		$2,136,342
Brian Field
Salary Continuation	$480,000	(1)	—		—		$480,000	(1)
Benefits Continuation	$30,155	(2)	—		—		$30,155	(2)
Payment in respect of Bonus	$818,750	(3)	$308,750	(4)	—		$818,750	(3)
Equity Acceleration (13)	—		—		$208,230	(6)	$208,230	(6)
Equity Acceleration (13)	—		—		—		$88,500	(7)
Total:	$1,328,905		$308,750		$208,230		$1,625,635
Stacey Sayetta
Salary Continuation	$175,000	(9)	—		—		$175,000	(9)
Benefits Continuation	$16,850	(2)	—		—		$16,850	(2)
Equity Acceleration (13)	—		—		—		—
Additional Payments or Benefits	$50,000	(10)	—		—		$50,000	(10)
Total:	$241,850		$—		$—		$241,850
Issa Jouaneh
Salary Continuation	$25,962	(11)	—		—		$25,962	(11)
Equity Acceleration (13)	—		—		—		—
Total:	$25,962		$—		$—		$25,962

(1)
Reflects twelve months base salary, paid in equal installments over twelve months.
(2)
Represents monthly reimbursement of the excess costs of the continued health benefits for the NEO and his or her dependents under COBRA for twelve months following termination.
(3)
Represents (a) an amount equal to one times the sum of the annual bonus paid to the NEO for the previous calendar year, plus (b) a pro-rata bonus for the year of termination (assuming a termination date of December 31, 2022 and based on actual performance).
(4)
Represents a cash amount equal to the NEO’s pro-rata bonus for the year of termination (assuming a termination date of December 31, 2022 and based on actual performance).
(5)
Represents the pro-rata portion of the unvested RSUs granted to Mr. Sedky that would have vested in the next twelve months following executive’s termination.
(6)
Reflects the value of unvested RSUs granted in 2021 that would become fully vested on a change in control.
(7)
Represents the value of Mr. Doft and Mr. Field’s unvested RSUs granted in 2020 that would become fully vested in the event of a termination in connection with a change in control.
(8)
Represents the unpaid portion of Mr. Doft’s Special Bonus which will continue to be paid on the scheduled payment dates.
(9)
Reflects six months of base salary for Ms. Sayetta.
(10)
Reflects the unpaid portion of her sign-on bonus, which will be paid on original scheduled payment date.

(11)
Reflects payment of three weeks of base salary in lieu of notice in accordance with applicable Canadian statutory provisions.
(12)
This column does not include the value of performance-vesting RSUs granted to Messrs. Doft and Field which will vest based on performance on a change in control, and will remain eligible to vest if terminated in connection with a change in control.
(13)
This row does not include the value of certain stock options which would vest in connection with certain termination or change in control events because the exercise price of those options exceeded the per share stock price as of December 31, 2022.

CEO Pay Ratio

The following is a disclosure of (a) total annual compensation for our CEO, (b) the median total annual compensation for our employees, excluding our CEO and (c) the ratio of those two numbers.

We used reported W-2 compensation as of December 31, 2022 to identify the employee with the median total annual compensation (excluding our CEO). For this purpose, we annualized compensation for all full and part-time employees (excluding our CEO) hired after January 1, 2022 and employed as of December 31, 2022.

Our employee population as of December 31, 2022 included 721 employees in the United States and 37 employees outside the United States. After excluding the thirty-seven employees located outside of the United States, as detailed in the table below and in accordance with the 5% exclusion limit allowable under applicable SEC disclosure rules, we identified our median employee from a group of 721 employees located in the United States.

Location	Total	% of Total
Excluded due to de minimis exemption
Bahrain	1	0.13%
Canada	4	0.53%
China	7	0.92%
France	6	0.79%
Italy	1	0.13%
Spain	12	1.58%
United Kingdom	6	0.79%
Subtotal	37	4.87%

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements for calculating total annual compensation was $107,108 comprised of base salary, annual cash bonus, 401(k) plan company match, employer contribution to certain benefit plan premiums, and other perquisites. The total annual compensation for our CEO was $2,136,750. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 20 to 1.

Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods including reasonable assumptions and estimations. It is, therefore, difficult to compare Emerald’s ratio to the ratios of other companies.

Pay Versus Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) values and certain measures of the Company’s financial performance. The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

During the periods presented in the tabular and narrative disclosures provided below, the Company’s financial performance and its executive compensation programs were impacted by the following items, any or all of which may have the effect of reducing comparability of results between the periods presented and in future years.

•
The COVID-19 pandemic and the actions taken by governments around the world to combat the virus have negatively impacted and may in the future negatively impact the Company’s revenues from live events, which depend on the ability to hold such in-person events and the willingness of exhibitors and attendees to attend. The pandemic and its consequences forced the Company to cancel or postpone a substantial portion of its event calendar for 2020 and 2021. While the Company operated a full slate of events in 2022, exhibitor participation and attendance at some the Company’s trade shows was still below pre-pandemic levels.
•
During the year ended December 31, 2020, in light of the significant reduction in revenue as a result of the cancellation of in-person events and the uncertainty of timing for receipt of event cancellation insurance proceeds, the Company implemented several actions to preserve cash and strengthen its liquidity position. These actions included the issuance in a private placement transaction and a subsequent rights offering to holders of its common stock, an aggregate of approximately 71.4 million shares of Series A Convertible Participating Preferred Stock (the “Preferred Stock”) for a purchase price of $5.60 per share of Preferred Stock. Each share of Preferred Stock is convertible into common stock at a conversion price of $3.52 per share, and accumulates an accreting return at a rate per annum equal to 7% on the accreted liquidation preference, compounding quarterly, and paid in-kind by adding to the accreted liquidation preference until July 1, 2023 and thereafter, at the Company’s option, paid either in cash or in-kind by adding to the accreted liquidation preference. While the Preferred Stock offering provided necessary liquidity to the Company during the height of the COVID-19 pandemic, its issuance has had a dilutive impact on existing holders of common stock who did not purchase Preferred Stock, resulting in an overall decrease in trading prices for shares of the Company’s common stock.

•
The compensation discussed below for our PEOs and non-PEO NEOs during the periods presented may also not be comparable among the periods presented and in future years as a result of changes to senior management during the periods presented. Specifically, our current Chief Executive Officer, Hervé Sedky, has served in that role since January 4, 2021, and his compensation for the year ended December 31, 2021 reflects the impact of his recruitment and hiring. In addition, certain executives included in the Non-PEO NEO group departed from the Company during the period presented, resulting in severance arrangements with those former executives. These changes in management resulted in one-time payments being made to the affected executives that are not necessarily reflective of the Company’s longer-term compensation arrangements with its NEOs.

•
The compensation of our PEOs and our non-PEO NEOs discussed below also reflects the impact of non-recurring retention-focused equity grants made in January 2021.

As a result of the factors described above, the Company believes that the narrative and tabular discussion of pay versus performance during the years ended December 31, 2020; December 31, 2021; and December 31, 2022 has been affected by unusual or nonrecurring items attributable to events outside the Company’s control, and that these periods are not necessarily indicative of the Company’s ongoing compensation philosophy. For further information concerning the Company’s pay-for-performance philosophy and programs designed to align executive compensation with the Company’s performance, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Pay Versus Performance Table

The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing:

(i)
a measure of total compensation (calculated in the same manner as used for the Summary Compensation Table) for our principal executive officer for the applicable year (“PEO”) and, as an average, for our other NEOs (“Non-PEO NEOs”) for each year;

(ii)
a measure of compensation entitled “compensation actually paid” (the “CAP”) and calculated in accordance with the available guidance for PEO and, as an average, for our other Non-PEO NEOs, and
(iii)
certain financial performance measures, in each case, for our three most recently completed fiscal years.

The CAP values reported, calculated in accordance with the relevant rules, are determined based on a series of adjustments applied to the total compensation figure reported in the summary compensation table for each named executive officer. CAP values include the fair value for stock options and restricted stock units granted in a particular year as of the end of the grant year (as opposed to the fair value on the date of grant used for purposes of the summary compensation table), and the change in fair value from the prior year of previously granted stock options and restricted stock units measured as of December 31 of the reporting year, or if the award vested during the year, as of the vesting date. In light of this methodology, the CAP values are significantly impacted by the per share price of our common stock on each valuation date. CAP values do not reflect the actual amount of compensation earned by or paid to the individual named executive officers in the relevant year.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO - Sedky ($) (1)	Compensation Actually Paid to PEO - Sedky ($)	Summary Compensation Table Total for PEO - Field ($) (2)	Compensation Actually Paid to PEO - Field ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)	Net Income (Loss) (in millions)	Adjusted EBITDA (in millions)
(a)	(b)[3]	(c)[4]	(b)[3]	(c)[4]	(d)[3]	(e)[4]	(f)[5]	(g)[6]	(h)[7]	(i)[8]
2022	2,136,750	3,341,242	N/A	N/A	1,226,322	1,526,755	19.33	96.22	$130.8	$239.6
2021	8,088,249	5,394,606	N/A	N/A	3,566,982	2,226,847	21.68	119.32	$(79.7)	$44.1
2020	N/A	N/A	1,439,155	999,845	1,555,647	853,431	29.59	99.60	$(633.6)	$71.9

1.
Mr. Sedky has served as our PEO, in the role of Chief Executive Officer and President, since January 4, 2021.
2.
Mr. Field served as our PEO, in the role of Interim Chief Executive Officer and President, from January 1, 2020 through January 4, 2021. For purposes of this disclosure, Mr. Field is being reported in the PEO role for 2020, and is reported as a Non-PEO NEO (in his role as Chief Operating Officer) for 2021 and 2022.
3.
The dollar amounts reported in the columns marked (b) and column (d) are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for the corresponding year for Mr. Sedky and Mr. Field, as applicable, in the periods for which each of them served as our PEO, and as an average for the Non-PEO NEOs. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, David Doft, Brian Field, Stacey Sayetta, Issa Jouaneh and Eric Lisman, including severance payment to Mr. Lisman, who departed from Emerald effective March 31, 2022; (ii) for 2021, David Doft, Brian Field, and Eric Lisman; and (iii) for 2020, David Doft, Eric Lisman and Philip Evans. In 2021 and 2022, the Company qualified as an emerging growth company and reported its compensation matters under the rules for a smaller reporting company. Refer to the section of this Proxy Statement entitled “Executive Compensation – Summary Compensation Table.”
4.
The dollar amounts reported in columns marked (c) and column (e) represent the CAP value for Mr. Sedky and Mr. Field, and the average CAP values for the Non-PEO NEOs, as applicable, for the corresponding fiscal year. The CAP values have been computed in accordance with Item 402(v) of Regulation S-K, reflecting certain adjustments described in the table below:

	2022		2021		2020
	PEO (Sedky) ($)	Average of Non-PEO NEOs ($)	PEO (Sedky) ($)	Average of Non-PEO NEOs ($)	PEO (Field) ($)	Average of Non-PEO NEOs ($)
Total Compensation from Summary Compensation Table	2,136,750	1,226,322	8,088,249	3,566,982	1,439,155	1,555,647
Subtract: the amounts reported in the Summary Compensation Table in respect of all equity awards	—	(70,392)	(6,629,549)	(2,620,448)	(480,000)	(644,336)
Add: the fair value of all equity awards granted during the year that were outstanding and unvested as of the end of the year, with the value calculated as of the end of year end	—	52,176	3,935,906	1,464,131	599,452	347,525
Add: the positive or negative year-over-year change in fair value of all equity awards granted in prior years and remain outstanding and unvested as of the end of the year, with the value calculated as of year end	427,237	133,463	—	(176,165)	(516,931)	(119,417)
Add: the positive or negative year-over-year change in fair value of all equity awards granted in prior years and that vested during the year, with the final value calculated as of the vesting date	777,255	237,223	—	(7,653)	(41,831)	(120,098)
Subtract: the prior year’s year end value ascribed to any equity awards for which the vesting conditions were not met (and awards were therefore forfeited) as of the end of or during the year	—	(52,037)	—	—	—	(165,890)
Compensation Actually Paid (CAP)	3,341,242	1,526,755	5,394,606	2,226,847	999,845	853,431

The Company does not sponsor or maintain a defined benefit pension plan, and no such benefits are provided to our NEOs; therefore, no adjustments have been made to the Summary Compensation Table totals for changes in pension values. The valuation assumptions used to calculate the fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. The methodology used to develop the valuation assumptions as of each applicable measurement date is consistent with those disclosed at the time of grant.

5.
The reported cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Also see the additional discussion below regarding the Company’s TSR during the reported period, under the heading “Compensation Actually Paid and Cumulative TSR.”

6.
Represents the peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the aggregate of the bespoke group of peers reported by the Company under Section 201(e) of Regulation S-K. These companies included, for each of 2020, 2021 and 2022: (i) Ascential PLC, Hyve Group Plc, Informa PLC, Relx PLC, and Viad Corp. (collectively, the “Exhibition Peers”); (ii) Aramark, Barrett Business Services, Inc., KForce Inc., and TrueBlue, Inc., (collectively, the “Business Services Peers”); (iii) Cinemark Holdings, Inc., and National CineMedia, Inc., (collectively, the “Advertising and Entertainment Peers”); and (iv) Gartner, Inc., IHS Markit Ltd., John Wiley & Sons, Inc. and Nielsen Holdings plc. (collectively, the “Digital Information Services & Research Peers”). For purposes of reporting the peer group total shareholder return under Section 201(e) of Regulation S-K, historically the Company reports these peer companies as four separate industry groups. The cumulative total shareholder returns for each of the industry groups the periods ending 12/31/2020, 12/31/2021 and 12/31/2022 are as follows: (i) Exhibition Peers: $94.27, $107.57, and $88.30, respectively; (ii) Business Services Peers: $148.50, $202.35, and $181.48, respectively; (iii) Advertising and Entertainment Peers: $61.46, $52.18; $14.47, respectively; and (iv) Digital Information Services & Research Peers $94.17, $115.17; and $100.62, respectively. Also see the additional discussion below regarding the peer group TSR during the reported period, under the heading “Company and Cumulative TSR of the Peer Group.”
7.
The dollar amounts reported represent our net income (loss) attributable to our common shareholders, as reflected in the Company’s audited financial statements for the applicable year.
8.
Adjusted EBITDA, the “company selected measure” is a non-GAAP measure defined as net income (loss) before (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) goodwill impairments, (iv) intangible asset impairments, (v) depreciation and amortization, (vi) stock-based compensation, (vii) deferred revenue adjustment and (viii) other items that we believe are not part of our core operations. The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance, because it is used as the metric in our annual bonus program.

Financial Performance Measures

The most important financial performance measures used by the Company to link executive compensation for the NEOs, for the most recently completed fiscal year, to the Company’s performance are, as follows:

Most Important Financial Performance Measures in Fiscal Year 2022
Adjusted EBITDA, which is utilized as part of annual bonus program
Brand Adjusted EBITDA, which is utilized as part of assessing annual bonus performance for Mr. Jouaneh

For further information concerning the Company’s compensation philosophy, including the variable pay-for-performance components of executive’s compensation packages, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing information below regarding the relationships between the reported CAP values and each of the financial performance measures presented in the Pay Versus Performance Table. The Company makes compensation decisions based on a number of factors, as more fully described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” and has not, specifically evaluated the performance measures reported in the Pay Versus Performance Table against the NEOs’ CAP value (as calculated in accordance with Item 402(v) of Regulation S-K) for a particular year. Therefore, the alignment outcomes reported below may not accurately reflect the Company’s goals of linking pay with performance and aligning the interests of NEOs with those of our shareholders.

Compensation Actually Paid and Cumulative TSR

As shown in the Pay Versus Performance Table, CAP values meaningfully increased in 2021 as compared to 2020, and then appear to be reduced in 2022. At the same time, the total shareholder return for the reported period reflects a significant decline in value based on a $100.00 investment as of December 31, 2019 for the period ending December 31, 2020, and then more modest variances for the periods ending December 31, 2020 and December 31, 2021, respectively. The increase in 2021 in CAP values for the PEO, as well as for the Non-PEO NEOs, reflects the recruitment and hiring of a new Chief Executive Officer, who joined the Company in January 2021 following the service of our Chief Operating Officer as the Company’s Interim CEO during 2021, and the decision by the Board in January 2021 to make a non-recurring special equity grant to the new PEO, Non-PEO NEOs and other key employees. For additional details regarding the equity grants in January 2021, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.” These actions, taken during the height of the COVID-19 pandemic when the Company faced significant challenges brought about by pandemic-related cancellations of in-person events, were deemed to be critical to future of the business. At the same time, the COVID-19 pandemic and its related consequences had a material adverse impact on our business, operations and financial results, and the decline during that period in the price of our common stock is, in part, a reflection of that impact. In addition, during the year ended December 31, 2020, in light of the significant reduction in revenue as a result of the cancellation of in-person events and the uncertainty of timing for receipt of event cancellation insurance proceeds, the Company issued the Preferred Stock to provide necessary liquidity during the height of the COVID-19 pandemic; however, the issuance of the Preferred Stock has had a dilutive impact on existing holders of common stock who did not purchase Preferred Stock, resulting in an overall decrease in trading prices for shares of the Company’s common stock. For these reasons the CAP values during the reported period are not generally related to the total shareholder return outcomes during the same period. However, each NEO holds a meaningful level of equity awards in order to align their interests with those of our shareholders in creating long-term value.

Compensation Actually Paid and Net Income (Loss)

The reported period has been an extraordinary time for Emerald’s business given the nature of our core operations and the impact of the COVID-19 pandemic on our ability to host trade shows and other live events, which typically generate a significant majority of our revenue. This reality is reflected in our net income (loss) for the period ending December 31, 2020. In the face of these tremendous challenges, the Company has continued its operations and, in 2021 and 2022, has been steadily building back its in-person event portfolios, resulting in increases each year in our reported net income levels. CAP values varied during the reported period for the reasons stated above, and those amounts do not correspond directly to the Company’s net income (loss) in the applicable years.

The Company maintains event cancellation insurance to protect against losses due the unavoidable cancellation, postponement, relocation and enforced reduced attendance at events due to certain covered causes. Specifically, these causes include event cancellation caused by the outbreak of communicable diseases, including COVID-19 for the years ended December 31, 2021 and 2020, as well as losses caused by natural disasters such as hurricanes. However, Emerald’s renewed event cancellation insurance policies for the calendar year 2022 and for 2023 do not cover losses due to event cancellations caused by the outbreak of communicable diseases, including COVID-19. The timing of receipt of proceeds received from event cancellation insurance claim and insurance settlement proceeds, which the Company has recorded as “Other Income” in its consolidated financial statements, does not align with the timing for the periods in which revenue would have been received had the cancelled events been staged as originally scheduled. As a result, the Company’s net income (loss) for the periods presented in the disclosures below may not be comparable, either among such periods or when compared with future completed fiscal years.

Compensation Actually Paid and Adjusted EBITDA

As in the case of net income (loss), the Company’s Adjusted EBITDA has been recovering during the reported period following the negative impact placed on our business by the COVID-19 pandemic, with Adjusted EBITDA growing to $239.6 million in 2022, compared to $44.1 million for 2021. Adjusted EBITDA is used as a component of annual bonus determinations, though it is not the only factor considered, and other portions of the NEOs compensation packages, including newly granted, vesting, and outstanding unvested equity grants, have a greater impact on the calculation of the CAP values reported. Therefore, while CAP values may be impacted by the amount of Adjusted

EBITDA generated in each year for purposes of determination of the level of bonuses awarded for the relevant year, the overall CAP values may not reflect this correlation.

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The following graph depicts the relationship between the Company’s cumulative TSR over the three-year period presented in the Pay Versus Performance Table as compared to its selected peer group. Consistent with the peer group selected for disclosure under Section 201(e) of Regulation S-K in our Form 10-K for the fiscal years ended December 31, 2022, December 31, 2021, and December 31, 2020, the peer group consists of four separate industry peer groups. Refer to footnote 6 to the Pay Versus Performance Table, above, for a listing of the peer group companies. The graph below includes the TSR for the peer group as a whole, which figures are noted in the Pay Versus Performance Table, above, and, consistent with how this information is presented as part of the disclosure in our Form 10-K for the years ended December 31, 2022, December 31, 2021 and December 31, 2020, for each respective industry group. As described above, during the period presented, the COVID-19 pandemic and its related consequences had a material adverse impact on our business, operations and financial results, and the price of our common stock is, in part, a reflection of that impact. In addition, during the year ended December 31, 2020, in light of the significant reduction in revenue as a result of the cancellation of in-person events and the uncertainty of timing for receipt of event cancellation insurance proceeds, the Company issued the Preferred Stock to provide necessary liquidity during the height of the COVID-19 pandemic; however, the issuance of the Preferred Stock has had a dilutive impact on existing holders of common stock who did not purchase Preferred Stock, resulting in an overall decrease in trading prices for shares of the Company’s common stock. Certain of the identified industry peer groups may not have been as impacted by the pandemic’s onset and ongoing nature, in part as a result of being less dependent on live, in-person events than the Company. Therefore comparing total shareholder return results of these industry peer groups may not be meaningful in understanding the Company’s total shareholder return for this reported period.

Company TSR to Peer Group TSR
$250.00
$200.00
$150.00
$100.00
$50.00
$-
12/31/2019
12/31/2020
12/31/2021
12/31/2022
Company Cumulative TSR
Cumulative Peer Set
Exhibition Peers
Business Services Peers
Advertising and Entertainment Peers
Digital Information Services and Research Peers

2022 Director Compensation

In consideration for their service on the Board, the independent directors are entitled to an annual retainer of $140,000, with $65,000 paid in cash and $75,000 paid in the form of RSUs. The cash component of the annual retainer is paid quarterly, and the RSUs are granted in the first quarter of each calendar year and are subject to a one year vesting schedule.

In addition, Mr. Alicea is entitled to a retainer of $15,000 for his service as Chair of the Compensation Committee and $10,000 for his service on the Audit Committee. Mr. Hyatt is entitled to a retainer of $10,000 for his service as member of the Audit Committee. Ms. Klinger is entitled to a retainer of $25,000 for her service as Chair of the Audit Committee. Ms. Skala is entitled to a retainer of $7,500 for her service as a member of the Compensation Committee.

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2022, other than Mr. Sedky whose compensation is shown in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Total ($)
Kosty Gilis	—	—		—
Anthony Munk	—	—		—
Michael Alicea(2)	90,000	75,001	(3)	165,001
Lynda Clarizio	72,500	75,001	(3)	147,501
Todd Hyatt	75,000	75,001	(3)	150,001
Lisa Klinger	90,000	75,001	(3)	165,001
David Levin	65,000	75,001	(3)	140,001
Emmanuelle Skala	72,500	75,001	(3)	147,501

(1)
The amounts in this column represent the grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of the RSU awards equals the closing price of the Company’s publicly traded stock on the grant date of the RSU award, multiplied by the number of shares in respect of the RSU award.
(2)
As of December 31, 2022, Mr. Alicea held 7,750 fully vested options.
(3)
As of December 31, 2022, each director held 20,950 unvested RSUs.

Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service ($260,000). Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plan information as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
Expo Event Holdco, Inc. 2013 Stock Option Plan	1,072,415	(1)	$11.46		—
Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan	14,433,658	(2)	$7.62	(3)	2,680,630
Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan	—		$—		384,937
Equity compensation plans not approved by security holders	—		$—		—
Total	15,506,073		$7.90	(3)	3,065,567

(1)
Includes 1,072,415 stock options granted under the Expo Event Holdco, Inc. 2013 Stock Option Plan.
(2)
Includes 13,482,542 outstanding stock options and 951,116 unvested RSUs granted under the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan.
(3)
Weighted average exercise price is based on the outstanding stock options. Calculation excludes RSUs.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Background

Section 14A of the Exchange Act requires the Company to request stockholder approval, on a non-binding advisory basis, of the compensation paid to our NEOs in 2022 as disclosed pursuant to the SEC’s compensation disclosure rules. Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will vote on a non-binding advisory basis to approve the compensation of our NEOs. This proposal is commonly known as a “say-on-pay” proposal.

In accordance with applicable SEC rules, this is the first “say on pay” vote to be conducted by the Company. In the future, we intend to consider the outcome of such “say-on-pay” votes when making compensation decisions regarding our NEOs.

As described in the Compensation Discussion and Analysis beginning on page 32, our executive compensation program focuses on rewarding performance, creating long-term value for stockholders, and managing top level talent. The program emphasizes several key objectives, including a significant portion of our NEOs, compensation being considered variable and at-risk, maintaining alignment between the NEOs’ interests and those of our stockholders, and utilizing a structure designed to attract, retain, motivate and reward the best, most qualified talent. The Compensation Discussion & Analysis beginning on page 32 of this Proxy Statement sets forth detailed information about our executive compensation program.

Required Vote

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the non-binding approval of our fiscal 2022 Named Executive Officer compensation. The affirmative vote of a majority of all votes cast at the Annual Meeting or by proxy is required to approve this non-binding advisory proposal. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

Board Recommendation

The Compensation Committee and the Board believe that our executive compensation program serves our shareholders’ interests by linking pay with performance, and we will continue to refine our compensation program to align compensation with the Company’s business and talent strategies as well as the long-term interests of shareholders. Accordingly, and as required by SEC rules, we ask you to vote “FOR” the following resolution at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers for fiscal 2022, as disclosed within this Proxy Statement pursuant to the compensation disclosure rules of the Exchange Act (Item 402 of Regulation S-K), which disclosure includes the Compensation Discussion and Analysis, summary executive compensation tables, and related narrative information contained in this proxy statement.

While the annual say-on-pay vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board, we value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

As required by Section 14A of the Exchange Act, we are seeking our stockholders’ views, on an advisory basis, on how frequently we should hold future advisory “say-on-pay” votes with regard to the compensation of our executive officers. Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will vote on a non-binding, advisory basis to approve the frequency of future advisory votes on executive compensation. Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding and advisory basis, to express their preference as to whether a “say-on-pay” advisory vote should occur every year, every two years or every three years. This Proposal No. 4 asks stockholders to submit their “say-on-pay” frequency preference (having a choice of: every year, every two years or every three years), or stockholders may abstain from voting on the proposal.

Required Vote

You may vote for every “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” with respect to the non-binding approval of the frequency of future “say-on-pay” votes. The frequency that receives the majority of votes cast by stockholders will be the frequency selected by stockholders (on a non-binding advisory basis). In the event that no frequency receives a majority of the votes cast, the frequency with the most votes will be considered the frequency preferred by our stockholders. For purposes of this non-binding advisory vote, any shares not voted (whether by abstention, broker non-vote, or otherwise) will not be counted as a vote cast and will have no impact on the result of the vote, although abstentions will count toward the presence of a quorum.

Board Recommendation

After careful consideration, it is the opinion of the Board that an advisory “say-on-pay” vote every three years is the most appropriate option for us. We believe that a triennial voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in connection with our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. Our Board believes that the effectiveness of long-term incentive compensation are not best evaluated on an annual or biennial basis. In addition, given our structure, we believe that a vote occurring once every three years will permit the Company to have the appropriate time to consider feedback received from our stockholders, review whether any changes to our executive compensation policies and programs should be implemented, and evaluate the results of those changes, if any, before a new advisory vote is held.

Accordingly, the Board has determined that an advisory “say-on-pay” vote should be held every three years, subject to review if the stockholder vote demonstrates interest in a different frequency. As an advisory vote, the result of the stockholder vote is not binding. However, our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when deciding upon the frequency of stockholder votes on executive compensation in the future.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF EVERY “THREE YEARS” FOR THE FREQUENCY WITH WHICH STOCKHOLDERS OF THE COMPANY SHALL BE ENTITLED TO HAVE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5 – SECOND AMENDMENT AND RESTATEMENT OF 2017 OMNIBUS EQUITY PLAN

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 5 TO AMEND AND RESTATE THE 2017 OMNIBUS EQUITY PLAN

On February 28, 2023, upon recommendation of the Compensation Committee, the Board approved, the Second Amendment and Restatement of the Company’s 2017 Omnibus Equity Plan (the “Existing Plan”, and as so further amended and restated, the “Restated Plan”), subject to stockholder approval. Holders of our common stock and holders of our Series A Preferred Stock voting on an as-converted basis as a single class with holders of our common stock will vote on the approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan. The Restated Plan is attached as Appendix A of this Proxy Statement. The purpose of this amendment, as reflected in the Restated Plan, is to increase the number of shares of Company common stock, par value $0.01 per share (the “Shares”), available for issuance under the Restated Plan by an additional 4,900,000 Shares to a total of 22,900,000 Shares.

The affirmative vote of a majority of the votes cast by the stockholders (including holders of shares of our Series A Preferred Stock, voting on an as-converted basis with the holders of shares of our common stock and not as a separate class) present in person or by proxy at the Annual Meeting is required to approve this proposal. We expect that the additional 4,900,000 Shares being requested in this Proposal 5 will be sufficient for purposes of certain conditional awards that were made in March 2023, subject to stockholder approval of this Proposal, as well as a reserve for potential use as new hire, promotion, and retention grants to employees, and an estimated number of shares for annual grants to directors.

The Existing Plan was originally approved by the Board and stockholders in April 2017 in preparation for our IPO to serve as a successor plan to our pre-IPO equity plan for employees, and amended and restated in 2021 to increase the number of Shares available for issuance thereunder (along with other amendments). The Existing Plan is our sole available plan for granting equity compensation to our executives, employees and directors, which grants are made on a discretionary basis. Equity-based incentive compensation is a critical part of our compensation program, which is designed to reinforce a long-term perspective and align the interests of our executives, employees and directors with those of our stockholders. If approved by stockholders, this proposed Restated Plan will enable the Company to continue to utilize incentives in the form of stock-based awards to retain and reward the efforts of the Company’s executives, employees and directors and to attract and retain new, high performing personnel.

Rationale for Increasing Share Reserve of the 2017 Equity Plan

We believe the Restated Plan ultimately serves the interests of all stockholders by promoting a culture of ownership in the Company and a focus on long-term increase in stockholder value among our executives, employees and directors, and by helping us attract and retain the high performing personnel needed to support our strategic growth plan. The Compensation Committee and the Board have determined that it is the best interest of the Company to provide meaningful new equity incentive awards to executive officers. Importantly, most of the Company’s current senior executives (Messrs. Sedky, Doft, and Jouaneh, and Ms. Sayetta and Ms. Puceta) were recruited for or commenced their current roles with the Company within the past four years, each with the understanding that a substantial part of their overall compensation packages would be in the form of annual equity grants. However, the COVID-19 pandemic triggered a set of events that necessitated taking a new approach to our equity compensation program. Under this new program, the awards are designed to be front-loaded, with current grants intended to last over multiple years (rather than being made annually) and are intended to ensure our senior management team’s continued retention and commitment to the recovery of the Company’s business from the challenging conditions presented by the COVID-19 pandemic. The Board is continuously evaluating the equity compensation program due to stock price pressure and market conditions, and in light of the fact that a substantial percentage of previously granted equity-based awards to executive officers and other employees, most of which were in the form of stock options and price-vested restricted stock units, are significantly underwater and no longer serve the intended incentive or retention purpose. The new equity-based awards approved by the Board in February 2023 for grant in March 2023, subject to the approval of the Restated Plan by stockholders as part of this Proposal 5, consists of stock options. The stock option grants directly tie the value of the equity awards to increased value of the Company and return to stockholders. In addition, these stock options vest pro rata over five years which incentivizes the executive to remain with the Company. Finally, these stock options include transfer restrictions that significantly limit the ability of the award holder to sell or otherwise transfer the shares underlying the awards, which restrictions are intended to align the executives’ interests with those of our stockholders.

The Restated Plan retains the Existing Plan’s provisions considered to be reflective of good governance and protective of stockholder interests, including:

Stockholder approval required for additional Shares

The Restated Plan does not contain an annual “evergreen” provision that provides for automatic increases of Shares on an ongoing basis. Instead, the Restated Plan authorizes a fixed number of Shares, and stockholder approval is required for any increase in the number of Shares.

No discounted stock options or stock appreciation rights	The Restated Plan requires that stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.

Repricing not allowed	The Restated Plan expressly prohibits the repricing of equity awards and buyout of underwater stock options without stockholder approval.

No tax gross-ups	The Restated Plan does not provide for any tax gross-ups.

Awards are subject to clawback	All awards granted under the Restated Plan are subject to the terms of the Company’s clawback policy.

Non-employee director grant limitations	Under the terms of the Restated Plan, grants to an individual non-employee director on an annual basis may not exceed 250,000 Shares.

Minimum vesting requirement for time-vested options	Generally, under the Restated Plan, any options that are designed to vest solely based on performance of services must be subject to at least a one-year minimum vesting requirement.

The Company’s stock price was negatively affected by the COVID-19 pandemic, and continues to be negatively affected by current market conditions that include inflationary conditions and uncertainty about greater economic trends, causing current executive and employee equity incentive awards to be significantly below grant date prices. The new March 2023 equity awards to employees and executives (including the NEOs) were critical to retain and provide meaningful incentives to align their performance with the Company’ stock price appreciation. We are requesting that the Share reserve under the Restated Plan be increased by an additional 4,900,000 Shares in order to accommodate new equity awards designed to provide potential value to our executives and other employees as the Company’s share price increases over, in most cases, a five-year vesting period. In addition, the Restated Plan will allow the Company to utilize equity grants in the future recruitment of key talent, and to recognize employee promotions, as deemed appropriate by the Compensation Committee and the Board, and to provide for ordinary course equity grants to our Board of Directors as part of their compensation. As of December 31, 2022, a total of 2,680,630 Shares remained available for grant under the Existing Plan.

If we are unable to issue equity incentive awards under the Restated Plan, we would need to rely on cash awards in order to provide value to our executive officers and other employees. As a company that is focused on continued growth and recovery following the COVID-19 pandemic, we do not believe this would be practical or advisable, including for the following reasons:

•
Importance of Culture of Ownership. We believe a combination of equity and cash compensation is better for attracting, retaining and motivating our employees. This cannot be accomplished if employee equity is significantly underwater with little to no value to the employee. We also believe that a more cash-oriented program would not have the same long-term retention value or serve as effectively as a program that includes equity to align employees’ interests to those of our stockholders.
•
Increased Cash Compensation Would Affect Our Operations. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business.

As of March 1, 2023, eligible participants under the Existing Plan consisted of approximately 758 employees and executives, 6 non-employee directors, and one consultant.

Share Usage

In connection with our IPO in April 2017, we established an initial Share reserve of 5,000,000 shares for the Existing Plan. We increased the Share reserve by 13,000,000 Shares in 2021. Since the adoption of the Existing Plan, we have used a portion of the Share reserve as increased in 2021, to make annual as well as non-recurring long-term incentive awards and other grants to our executives and employees and annual grants to our directors, as well as equity grants to attract and retain new senior executives and other employees.

We believe that we have managed our Share usage rate, or burn rate, under the Existing Plan appropriately to date. The stock option awards granted in March 2023 (subject to shareholder approval of the Restated Plan) were approved by the Compensation Committee and the Board in recognition of the need to provide meaningful incentives to our executive officers and employees, and to strongly align their incentives with those of stockholders over the long term. These awards generally vest over five years and provide for additional holding requirements on the underlying Shares, subject to continued employment award holder. In addition, this share request will allow us to continue to utilize our Restated Plan for grants to be made in connection with new hires, promotions, and retention grants to employees as well as annual grants to directors.

Additional information regarding Shares authorized for issuance under the Existing Plan, prior to the proposed amendment and restatement, as of the end of the 2022 fiscal year, can be found under the heading “Securities Authorized for Issuance Under Equity Compensation Plans” on this Proxy Statement.

New Plan Equity Awards

Set forth below is information on equity awards granted on March 1, 2023 under the Restated Plan to the NEOs (other than Eric Lisman, who did not receive an equity grant as he is no longer employed by the Company). All stock option awards listed in the table below, including with respect to the NEOs have been granted subject to stockholder approval of the Restated Plan. Other than as set forth in the table below, and shares to be used for the annual grants to our independent directors in future years, no determination has been made as to which of the eligible participants in the Existing Plan will receive awards under the Existing Plan (or the Restated Plan, if approved). Therefore, except as described in this Proposal, the future benefits to be allocated to any individual or to various groups of eligible participants are presently not determinable.

NEOs	Restricted Stock Units		Stock Options
Name & Position	Market value of shares on Grant Date ($)	Number of Restricted Stock Units	Option exercise price ($)	Number of Shares Underlying Option
Hervé Sedky, Chief Executive Officer & President	—	—	3.81	3,346,670
Brian Field, Chief Operating Officer	—	—	—	—
David Doft, Chief Financial Officer	—	—	3.81	2,277,116
Issa Jouaneh, President, Connections	—	—	3.81	150,000
Danielle Puceta, Executive Vice President	—	—	3.81	65,000
Stacey Sayetta, General Counsel and Corporate Secretary	—	—	3.81	50,000
Total Current Executive Group:			3.81	5,903,786
Other Recipients:
Non-Executive Director Group			—	—
Non-Executive Officer Employee Group			3.81	1,222,000

Summary of the Restated Plan

As further described in this Proposal 5, the Existing Plan is being amended and restated to provide for an increase in the number of Shares of our common stock reserved for issuance under the Existing Plan by 4,900,000 Shares. The material terms and provisions of the Restated Plan are summarized below. This summary does not purport to be a complete description of the Restated Plan, and is qualified in its entirety by reference to the complete text of the plan, a copy of which is included as Appendix A of this Proxy Statement.

Purpose

The purpose of the Restated Plan is to assist the Company in attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its subsidiaries, and to promote the success of the business by providing participating individuals with a proprietary interest in the Company’s performance.

Administration

The Restated Plan is administered by a committee appointed by the Board (the “Compensation Committee”). The Compensation Committee shall consist of at least two directors of the Board and may consist of the entire Board. Awards granted to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, will be approved by the Compensation Committee or by the Board.

Plan Term

The original Existing Plan became effective on April 10, 2017, the date it was approved by the Company’s stockholders, and will terminate on the tenth (10th) anniversary thereof, unless earlier terminated by the Board. The Board approved an amendment to the Existing Plan on January 4, 2021 and the further amendment and restatement of the Existing Plan on March 23, 2021. The Board has now approved, as of February 28, 2023, a second amendment and restatement of the Existing Plan, subject to stockholder approval.

Eligibility

Under the Restated Plan, “Eligible Individuals” include officers, employees, Consultants who are natural persons and directors providing services to the Company and its subsidiaries. The Compensation Committee will determine which Eligible Individuals will receive grants of awards.

Incentives Available

Under the Restated Plan, the Compensation Committee may grant any of the following types of awards to an Eligible Individual: incentive stock options (“ISOs”); nonqualified stock options (“Nonqualified Stock Options” and, together with ISOs, “Options”); stock appreciation rights (“SARs”); restricted stock grants (“Restricted Stock Grants”); restricted stock units (“RSUs”); Performance Awards; Dividend Equivalent Rights; and Share Awards, each as defined below (each type of grant is considered an “Award”).

Shares Available

Subject to any adjustment as provided in the Restated Plan, up to 22,900,000 Shares may be issued pursuant to Awards granted under the Restated Plan, all of which may be granted as ISOs. If an Award or any portion thereof that is granted under the Restated Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the participant receives cash instead of Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Existing Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Existing Plan. In addition, any Shares tendered or withheld (i) to pay the exercise price of an Option or (ii) to satisfy tax withholding obligations associated with an Award granted under the Existing Plan will again become available for issuance under the Restated Plan.

With respect to Awards granted to a Nonemployee Director, who is not a Consultant, the aggregate number of Shares that may be issued pursuant to Awards granted in any calendar year may not exceed 250,000 Shares. A Nonemployee Director who is a Consultant may, in the discretion of the Compensation Committee, receive Awards in respect of additional Shares as consideration for services provided as a Consultant.

Stock Options

The Compensation Committee may grant Options (which may be ISOs or Nonqualified Stock Options) to Eligible Individuals. An ISO is an Option intended to qualify for tax treatment applicable to ISOs under Section 422 of the Code. An ISO may be granted only to Eligible Individuals who are employees of the Company or any of its subsidiaries. A Nonqualified Stock Option is an Option that is not subject to statutory requirements and limitations required for certain tax advantages allowed under Section 422 of the Code.

Vesting and Exercise Periods for Options. Each Option granted under the Restated Plan may be subject to certain vesting requirements and will become exercisable in accordance with the specific terms and conditions of the Option, as determined by the Compensation Committee at the time of grant and set forth in an Award agreement. Any Option granted to an employee that vests solely based on the performance of services must have a vesting period of at least one year. The term of an Option generally may not exceed ten years from the date it is granted (five years in the case of an ISO granted to a ten-percent stockholder). Each Option, to the extent it becomes exercisable, may be exercised at any time in whole or in part until its expiration or termination, unless otherwise provided in the applicable Award agreement.

Exercise Price for Options. The purchase price per Share with respect to any Option granted under the Restated Plan may be not less than 100% of the fair market value of a share of common stock on the date the Option is granted (110% in the case of an ISO granted to a ten-percent stockholder).

Limits on Incentive Stock Options. In order to comply with the requirements for ISOs in the Code, no person may receive a grant of an ISO for stock that would have an aggregate fair market value in excess of $100,000, determined when the ISO is granted, that would be exercisable for the first time during any calendar year. If any grant of an ISO is made in excess of such limit, the portion that is over the $100,000 limit would be a Nonqualified Stock Option.

Stock Appreciation Rights

The Compensation Committee may grant SARs to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A SAR may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.

A SAR is a right granted to a participant to receive an amount equal to the excess of the fair market value of a Share on the last business day preceding the date of exercise of such SAR over the fair market value of a Share on the date the SAR was granted. A SAR may be settled or paid in cash, Shares or a combination of each, in accordance with its terms.

Each SAR will be exercisable or be forfeited or expire on such terms as the Compensation Committee determines. Except in limited circumstances, a SAR shall have a term of no greater than ten years.

Prohibition on Repricings

The Compensation Committee will have no authority to make any adjustment or amendment (other than in connection with certain changes in capitalization or certain corporate transactions in accordance with the terms of the Restated Plan, as generally described below) that reduces, or would have the effect of reducing, the exercise price of an Option or SAR previously granted under the Restated Plan (or Existing Plan), unless the Company’s stockholders approve such adjustment or amendment.

Dividend Equivalent Rights

The Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”), either in tandem with an Award or as a separate Award, to Eligible Individuals on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement. A Dividend Equivalent Right is a right to receive cash or Shares based on the value of dividends that are paid with respect to the Shares. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on such dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate, subject to compliance with Section 409A of the Code. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or shares of common stock or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

Restricted Stock; Restricted Stock Units

The Compensation Committee may grant either Shares (Restricted Stock) or phantom Shares (RSUs), in each case subject to certain vesting requirements, on terms and conditions determined by the Compensation Committee at the time of grant and set forth in an Award agreement.

Restricted Stock. Unless the Compensation Committee determines otherwise, upon the issuance of shares of Restricted Stock, the participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions made with respect to the Shares. Payment of accrued dividends in respect of shares of Restricted Stock shall be made currently or upon the lapsing of restrictions imposed on the shares of Restricted Stock in respect of which the accrued dividends were paid, and any dividends deferred in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares of Restricted Stock.

Period for Lapsing of Restrictions on Restricted Stock. During such period as may be set by the Compensation Committee in the Award agreement (the “Vesting Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Restated Plan except by will or the laws of descent and distribution. The Compensation Committee may also impose such other restrictions and conditions, including the attainment of pre-established Performance Objectives (as defined below) or other corporate or individual performance goals, on Restricted Stock as it determines in its sole discretion.

Restricted Stock Units. Each RSU shall represent the right of the participant to receive a payment upon vesting of the RSU, or on any later date specified by the Compensation Committee, of an amount equal to the fair market value of a Share as of the date the RSU becomes vested, or such later date as determined by the Compensation Committee at the time the RSU is granted (and which will be set forth in the applicable grant agreement). Dividend Equivalent Rights may apply to an RSU grant; however, no dividends will be currently payable on unvested RSUs, and any dividend rights shall be accrued until the lapsing of the restrictions imposed on such RSUs and held by the Company for the account of the participant until such time as the RSU vests. A RSU (and any accrued dividends) may be settled or paid in cash, Shares or a combination of each, as determined by the Compensation Committee.

Performance Awards

Performance awards (“Performance Awards”) (including performance units (“Performance Units”) and performance share units (“Performance Share Units”)) and performance-based restricted stock (“Performance-Based Restricted Stock”) may be granted to Eligible Individuals on terms and conditions determined by the Compensation Committee and set forth in an Award agreement.

Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified performance objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive payment of the specified dollar amount or a percentage of the specified dollar amount depending on the level of performance objective attained; provided, however, that the Compensation Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. The Award agreement for each Performance Unit shall specify the number of Performance Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Unit to vest, the performance cycle within which such Performance Objectives must be satisfied, and the circumstances under which the Award will be forfeited; provided that no portion of the Performance Unit can vest earlier than one year from the date of grant.

Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within a performance cycle and such other vesting conditions as may be determined by the Compensation Committee (including, without limitation, a continued employment requirement following the end of the applicable performance period), represent the right to receive an amount of the fair market value of a Share on the date the Performance Share Unit becomes vested or any other date specified by the Compensation Committee or a percentage of such amount depending on the level of Performance Objective attained; provided, however, that the Compensation Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit. A Performance Share Unit may be settled in cash, Shares, or a combination of each. The Award agreement for each Performance Share Unit shall specify the number of Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Share Unit to vest and the performance cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.

Performance-Based Restricted Stock. Performance-Based Restricted Stock shall consist of an Award of shares of Restricted Stock, issued in the participant’s name and subject to appropriate restrictions and transfer limitations. The Award agreement for each Award of Performance-Based Restricted Stock will specify the number of shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions that must be satisfied in order for the Performance-Based Restricted Stock to vest, the performance cycle within which the Performance Objectives must be satisfied (which will not be less than one (1) year) and the circumstances under which the Award will be forfeited. At the time the Award of Performance-Based Restricted Stock is granted, the Compensation Committee may determine that the payment to the participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the participant shall be deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and held by the Company for the account of the participant until such time. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

Performance Objectives. With respect to any Performance Awards, performance objectives (“Performance Objectives”) may be expressed in terms of i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) free cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA (including any adjusted EBITDA metric reported by the Company to securityholders or lenders); (viii) revenue growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxix) financing and other capital raising transactions; (xxx) strategic partnerships or transactions; (xxxi) successful completion of acquisitions; or (xxxii) any combination of or a specified increase in any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries or Divisions (as defined in the Restated Plan) or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Compensation Committee may, at the time the Performance Objectives in respect of a Performance Award are established, provide for the manner in which performance will be measured against the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the applicable performance period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the performance period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the performance period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Compensation Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Compensation Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Compensation Committee.

Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Compensation Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Compensation Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that otherwise would be payable under such Award. The Compensation Committee may exercise such discretion in a non-uniform manner among participants.

Share Awards

The Compensation Committee may grant an Award of Shares (“Share Awards”) to an Eligible Individual on such terms and conditions as the Compensation Committee may determine at the time of grant. A Share Award may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Adjustments upon Changes in Capitalization

In the event that the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganizations, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction, or an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property, the Compensation Committee shall determine the appropriate adjustments, if any, to (a) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Restated Plan, (b) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of ISOs, (c) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Restated Plan, (d) the option price of outstanding Options and the base price of outstanding SARs, and (e) the Performance Objectives applicable to outstanding Performance Awards.

Effect of Change in Control or Certain Other Transactions

Generally, the Award agreement evidencing each Award will provide any specific terms applicable to that Award in the event of a Change in Control of the Company (as defined below). Unless otherwise provided in an Award agreement, in connection with a merger, consolidation, reorganization, recapitalization or other similar change in the capital stock of the Company, or a liquidation or dissolution of the Company or a Change in Control (each, a “Corporate Transaction”), Awards shall either: (a) continue following such Corporate Transaction, which may include, in the discretion of the Compensation Committee or the parties to the Corporate Transaction, the assumption, continuation or substitution of the Awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices of the Awards; or (b) terminate.

For purposes of the Existing Plan, “Change in Control” generally means the occurrence of any of the following events with respect to the Company: (a) any person (other than directly from the Company), first acquires securities of the Company representing fifty percent or more of the combined voting power of the Company’s then outstanding voting securities, other than an acquisition by certain employee benefit plans, the Company or a related entity, or any person in connection with a non-control transaction; (b) a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board serving immediately prior to such appointment or election; (c) any merger, consolidation or reorganization, other than in a non-control transaction; (d) a complete liquidation or dissolution or (e) sale or disposition of all or substantially all of the assets. A “non-control transaction” generally includes any transaction in which (i) stockholders immediately before such transaction continue to own at least a majority of the combined voting power of such resulting entity following the transaction; (ii) a majority of the members of the Board immediately before such transaction continue to constitute at least a majority of the board of the surviving entity following such transaction or (iii) with certain exceptions, no person other than any person who had beneficial ownership of more than fifty percent of the combined voting power of the Company’s then outstanding voting securities immediately prior to such transaction has beneficial ownership of more than fifty percent of the combined voting power of the surviving entity’s outstanding voting securities immediately after such transaction.

Options and SARs Terminated in Corporate Transaction. If Options or SARs are to terminate in the event of a Corporate Transaction, the holders of vested Options or SARs must be provided either (a) fifteen days to exercise their Options or SARs or (b) payment (in cash or other consideration) in respect of each Share covered by the Option or SAR being cancelled in an amount equal to the excess, if any, of the per Share consideration to be paid to stockholders in the Corporate Transaction over the price of the Option or the SAR. If the per Share consideration to be paid to stockholders in the Corporate Transaction is less than the exercise price of the Option or SAR, the Option or SAR may be terminated without payment of any kind. In the event awards will terminate, rather than be continued following the Corporate Transaction, the Compensation Committee may accelerate the vesting on any unvested Option or SAR and/or the holders of unvested Options or SARs may also receive payment, in the same manner as described above for vested Options and SARs, or holders of such Options or SARS may be given a reasonable opportunity to exercise the Award.

Other Awards Terminated in Corporate Transaction. If Awards other than Options and SARs are to terminate in connection with a Corporate Transaction, the holders of vested Awards will be provided payment (in cash or other consideration upon or immediately following the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Share covered by the Award being cancelled in an amount equal to the per Share price to be paid to stockholders in the Corporate Transaction, where the value of any non-cash consideration will be determined by the Compensation Committee in good faith. In the event Awards will terminate, rather than be continued following the Corporate Transaction, the Compensation Committee may accelerate the vesting on any unvested Awards and/or the holders of such Awards may also receive payment in the same manner as described above for vested Awards.

The Compensation Committee may, in its sole discretion, provide for different treatment for different Awards or Awards held by different parties, and where alternative treatment is available for a participant’s Awards, may allow the participant to choose which treatment will apply to his or her Awards.

Transferability

The Restated Plan generally restricts the transfer of any Awards, except (a) transfers by will or the laws of descent and distribution or (b) to a beneficiary designated by the participant, to whom any benefit under the Restated Plan is to be paid or who may exercise any rights of the participant in the event of the participant’s death before he or she receives any or all of such benefit or exercises an Award. The January 2021 equity awards and March 2023 stock options (subject to stockholder approval) and the respective underlying shares are subject to significant transfer restrictions intended to align management’s incentives with those of our shareholders.

Amendment or Termination of the Restated Plan

The Restated Plan may be amended or terminated by the Board without stockholder approval unless stockholder approval of the amendment or termination is required under applicable law, regulation or New York Stock Exchange requirement. No amendment may materially and adversely alter or impair any Awards that had been granted under the Restated Plan prior to the amendment without the impacted participant’s consent. The Restated Plan will terminate on the tenth anniversary of its effective date; however, when the Restated Plan terminates, any applicable terms will remain in effect for administration of any Awards outstanding at the time of the Restated Plan’s termination.

Forfeiture Events; Clawback

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the Restated Plan shall be subject to the terms of any clawback policy maintained by the Company, as it may be amended from time to time.

US Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences arising with respect to awards under the Restated Plan. This summary is not a definitive explanation of the tax consequences of these awards and excludes the effect of state, local and non-US tax laws.

Options. Options may be granted in the form of ISOs or Nonqualified Stock Options. ISOs granted to employees are eligible for favorable federal income tax treatment that is provided under Section 422 of the Code if certain requirements are satisfied. An employee granted an ISO or Nonqualified Stock Option generally does not realize compensation income for federal income tax purposes upon the grant of the Option. The Company will generally be entitled to a deduction for federal income tax purposes at the time any compensation income is realized by the holder of an Option, as described below, in an amount equal to the amount of compensation income realized by the holder.

Nonqualified Stock Options. At the time of exercise of a Nonqualified Stock Option, the holder of the Option will realize taxable compensation income in the amount of the spread between the exercise price of the Option and the fair market value of the Shares acquired on the date of exercise. Following the exercise of the Option, the holder’s later disposition of Shares acquired upon the exercise of the nonqualified option will ordinarily result in capital gain or loss to the option holder. Any gain will be subject to reduced long-term capital gains tax rates if the Shares have been held for more than 12 months.

Incentive Stock Options. An ISO must have an exercise price that is not less than the fair market value of the stock at the time the Option is granted and must be exercisable within 10 years from the date of grant. At the time of exercise of an ISO, no compensation income is realized by the holder of the Option other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the Option and one year after exercise, the excess of the amount realized on sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year after exercise, the holder will realize taxable compensation income equal to the excess of the fair market value of the Shares on the date of exercise or the date of sale, whichever is less, over the option exercise price. Any additional amount realized will be taxed as capital gain which may be long-term or short-term capital gains, depending on how long the shares were held after exercise.

SARs. Upon the exercise of a SAR, an employee will generally realize taxable compensation income in an amount equal to the cash and/or the fair market value of the Shares acquired pursuant to the exercise. The Company will be entitled to a federal income tax deduction at the time of and equal to the amount of compensation income the employee receives pursuant to the exercise of a SAR.

Restricted Stock, RSUs and Performance Awards. Employees granted Restricted Stock, RSUs and Performance Awards under the Restated Plan generally recognize as taxable compensation income the fair market value of the Restricted Stock, RSUs, and Performance Awards on the date the restrictions lapse or the performance period ends and the awards are settled, unless, in the case of Restricted Stock or other eligible restricted award, the employee has elected to include the restricted award in income at the time of grant under Section 83(b) of the Code. The Company is entitled to a corresponding federal income tax deduction at the same time. Any dividends or dividend equivalents paid to an employee during the restricted period are taxable compensation income to the employee and are deductible by the Company for federal income tax purposes, unless the employee has elected to include a restricted award in income when granted under Section 83(b) of the Code.

Share Awards. If Share Awards are in the nature of Shares (as opposed to phantom stock), they generally would be taxable as compensation income equal to the aggregate of their fair market value when the grant is not subject to a substantial risk of forfeiture. The Company would be entitled to a federal income tax deduction for the amount included in the grantee’s income.

Code Section 280G. The effect of a Corporate Transaction on Options or other Awards, if any, may be set forth in an Award agreement, which may include accelerated vesting or lapse of restrictions with respect to Options or other Awards. Under certain circumstances, the accelerated vesting or lapse of restrictions with respect to Options or other Awards in connection with a Corporate Transaction may be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a participant may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

Code Section 409A. Section 409A of the Code generally imposes an additional 20% income tax, as well as interest and penalties, on recipients of deferred compensation that does not comply with Section 409A of the Code. Subject to certain exceptions, “deferred compensation” for this purpose generally consists of compensation to which an individual has a legally binding right in a taxable year and which is to be paid in a later taxable year. In addition to the taxes, interest and penalties, deferred compensation that does not comply with Section 409A of the Code may be required to be taken into income earlier than is intended. Awards under the Existing Plan are intended either not to be subject to Section 409A of the Code or to comply with Section 409A of the Code. If awards under the Restated Plan are subject to Section 409A of the Code and do not comply with Section 409A of the Code, participants may be liable for the tax, interest and penalties imposed by the statute.

Code Section 162(m). Section 162(m) of the Code limits the tax deduction the Company can take with respect to employees considered “covered employees” under Section 162(m) of the Code to compensation that does not exceed $1,000,000 on an annual basis. To the extent that a participant is considered a “covered employee” under Section 162(m) of the Code, income recognized by such covered employee that is over $1,000,000 on an annual basis as a result of the exercise of, or the vesting of, an award, as applicable, will not be deductible by the Company.

Vote Required

Under our Second Amended and Restated Bylaws and the Certificate of Designations for our Series A Preferred Stock, the affirmative vote of a majority of the votes cast by the stockholders (including holders of shares of our Series A Preferred Stock, voting on an as-converted basis with the holders of shares of our common stock and not as a separate class) present in person or by proxy at the Annual Meeting is required to approve this proposal, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes “FOR” or “AGAINST” the proposal.

If stockholders approve this proposal, the Restated Plan and Share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the Restated Plan will not take effect, the stock options granted on March 1, 2023 subject to stockholder approval of the Restated Plan will be void, and our Existing Plan will continue to be administered in its current form. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive, and have received in the case of our executive officers, equity awards under the Existing Plan and subject to the approval of the Restated Plan. If stockholders approve the Restated Plan, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the Shares to be registered pursuant to the Restated Plan, as soon as reasonably practicable following the annual meeting of stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of our common stock by:

•
each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;
•
each of our directors and executive officers; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date. Percentage of beneficial ownership is based on 62,856,675 shares of common stock outstanding as of the Record Date.

Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder and maintains an address c/o Emerald Holding, Inc. 100 Broadway, 14th Floor, New York, NY 10005.

	Common Stock		Series A Preferred Stock
Name of Beneficial Owner	Number of Shares (1)	Percentage of Shares (1)	Number of Shares (2)	Percentage of Shares (2)
5% Stockholders
Onex(3)	181,043,085	90.6%	69,718,919	97.6%
FMR LLC(4)	4,677,685	7.4%	—	—
NEOs and Directors
Hervé Sedky(5)	1,456,592	2.3%	—	—
David Doft(6)	984,288	1.6%	—	—
Brian Field(7)	1,053,845	1.7%	—	—
Eric Lisman(8)	200,557	*	—	—
Sayetta Stacey(9)	30,000	*
Issa Jouaneh(10)	90,000	*	—	—
Danielle Puceta	12,999	*	—	—
Konstantin (Kosty) Gilis(11)	—	*	—	—
Anthony Munk(11)	—	*	—	—
Michael Alicea	71,132	*	—	—
Lynda Clarizio	55,981	*	—	—
Todd Hyatt	55,632	*	—	—
Lisa Klinger	48,442	*	—	—
David Levin	230,709	*	—	—
Emmanuelle Skala	48,882	*	—	—
All executive officers and directors as a group (15 persons)(12)	4,339,059	6.9%	—	—

* Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise or conversion of all options, restricted stock units and other securities convertible into common stock, including shares of Series A Preferred Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of March 28, 2023. Shares issuable pursuant to the exercise of stock options exercisable or restricted stock units vesting within 60 days of March 28, 2023, or securities convertible into common stock within 60 days of March 28, 2023, are deemed outstanding and held by the holder of such shares of common stock, options, restricted stock units, or other convertible securities, including shares of Series A Preferred Stock, for purposes of computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person. The percentage of beneficial ownership of common stock beneficially owned is based on 62,856,675 shares of common stock and 71,416,907 shares of Series A Preferred Stock outstanding as of March 28, 2023. The shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock stated in these columns assume conversion of shares of Series A Preferred Stock as of March 28, 2023.
(2)
Each outstanding share of Series A Preferred Stock is, as of March 28, 2023, convertible into 1.59 shares of common stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of common stock issuable upon conversion of shares of Series A Preferred Stock at this ratio. The percentage of beneficial ownership of Series A Preferred Stock beneficially owned is based on 71,416,907 shares of Series A Preferred Stock outstanding as of March 28, 2023.
(3)
Includes: (i) 33,135,329 shares of common stock held of record by Onex Partners III LP, (ii) 1,377,397 shares of common stock held of record by Onex Partners III GP LP, (iii) 423,159 shares of common stock held of record by Onex US Principals LP, (iv) 420,116 shares of common stock held of record by Onex Partners III PV LP, (v) 11,125,186 shares of common stock held of record by Onex Expo SARL, (vi) 106,562 shares of common stock held of record by Onex Partners III Select LP, (vii) 470,583 shares of common stock held of record by Onex Advisor Subco III LLC, and (viii) 69,718,919 shares of Series A Preferred Stock representing 181,043,085 shares of common stock as of March 28, 2023 held of record by OPV Gem Aggregator LP.

Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own (x) the common stock held of record by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (d) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (e) Onex Expo SARL, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of (i) Onex American Holdings Subco LLC, which in turn holds all of the equity of OAH Wind LLC, which owns approximately 95% of the outstanding equity of Onex Expo SARL, and (ii) all of the outstanding equity of each of Expo EI LLC and Expo EI II LLC which, through their collective ownership of Expo EI III LLC, own the remaining outstanding equity of Onex Expo SARL, (f) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP; and (g) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco LLC which in turn owns all of the equity of Onex Advisor Subco III LLC; and (y) the Series A Preferred Stock (representing 181,043,085 shares of common stock as of March 28, 2023) held of record by OPV Gem Aggregator LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners V GP Limited, which is the general partner of Gem Aggregator.

Mr. Gerald W. Schwartz, the Chairman of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(4)
The information regarding FMR LLC (“FMR”) is based solely on information included in the Schedule 13G/A filed by FMR with the SEC on February 9, 2023. The Schedule 13G/A states that Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR and various members of the Johnson family, through their ownership of 49% of the FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The Schedule 13G/A also states that neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported its address as 245 Summer Street, Boston, Massachusetts 02210.
(5)
Includes 1,332,152 shares of common stock issuable upon the exercise of currently vested options.
(6)
Includes 937,975 shares of common stock issuable upon the exercise of currently vested options.
(7)
Includes 981,908 shares of common stock issuable upon the exercise of currently vested options.
(8)
Represents shares beneficially owned by Mr. Lisman on his separation date of March 31, 2022.
(9)
Includes 30,000 shares of common stock issuable upon the exercise of currently vested options.
(10)
Includes 45,000 shares of common stock issuable upon the exercise of currently vested options.
(11)
Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Munk are directors of Emerald. Mr. Gilis is a managing director and Mr. Munk is Vice Chairman of Onex Corporation. Mr. Gilis and Mr. Munk do not have voting or investment power with respect to the shares held by such funds.
(12)
Includes 3,780,037 shares of common stock issuable upon the exercise of currently vested options.

The Board has established stock ownership guidelines pursuant to which independent directors and certain key executives are required to achieve and maintain minimum levels of stock ownership. Some restricted stock awards under our 2017 Omnibus Equity Plan are subject to forfeiture provisions in accordance with the provisions of the award in the event that the recipient of the grant engages in certain prohibited conduct or causes the need for the Company to restate previously issued financial statements. Our Corporate Governance and Stock Ownership Guidelines in our Corporate Governance Guidelines may be found at http://www.emeraldx.com under “Investors—Corporate Governance.”

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the New York Stock Exchange. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the year ended December 31, 2022 and from January 1, 2023 to the date of this Proxy Statement. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge during the period covered by our review, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except that Form 4 filings were not timely made for Mr. Jouaneh and Ms. Puceta for transactions occurring on December 1, 2022, due to an administrative oversight; however, such transactions were subsequently report in filings on Form 4 made on March 3, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Persons Transactions

The Board has adopted a written policy providing that the members of the Audit Committee will review, approve or take such other action as it may deem appropriate with respect to any transactions involving the Company and its subsidiaries, on the one hand, and in which any director, executive officer, greater than 5% stockholder of the Company or any other “related party” (as defined in Item 404 of Regulation S-K adopted by the SEC) has or will have a direct or indirect material interest. The approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or similar transactions) in which the amount involved exceeds the dollar threshold set forth in Item 404 of Regulation S-K adopted by the SEC (currently $120,000). Under this policy, the Audit Committee will consider and review the relevant information and approve only those related party transactions that the Audit Committee believes are, on their terms, taken as a whole, not less favorable to us than could be obtained in an arm’s length transaction with a third-party and that the Audit Committee determines are not inconsistent with the Company’s best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. No director on the Audit Committee will participate in the consideration of a related party transaction with that director or any related person of that director. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

The following is a description of transactions during the year ended December 31, 2022 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Stockholders’ Agreement

Various Onex entities and certain members of our management and our Board who had invested in our common stock entered into a stockholders’ agreement, dated July 19, 2013, with respect to such investment (the “Stockholders’ Agreement”). Prior to the IPO, the Stockholders’ Agreement contained, among other things, certain restrictions on the parties’ ability to freely transfer shares of our common stock. In addition, Onex had the right to designate two members of our Board, and to approve other members of our Board. The Stockholders’ Agreement also provided that Onex-appointed directors may have a greater number of votes than other members of our Board; however, the Stockholders’ Agreement provided that Onex had the right to waive any or all of such rights. The Stockholders’ Agreement also provided for certain tag-along rights, drag-along rights and preemptive rights. In connection with the IPO, Onex and the Company amended the Stockholders’ Agreement to eliminate Onex’s board designation, super-voting, tag-along, drag-along and preemptive rights.

Registration Rights Agreements

We, Onex and certain of our executive officers also entered into a registration rights agreement dated July 19, 2013, as amended, in connection with the Onex Acquisition. Pursuant to the registration rights agreement, Onex and certain other holders of our common stock have the right to require us to register their shares under the Securities Act under specified circumstances. We also entered into a registration rights agreement dated June 29, 2020 on similar terms with respect to any shares of common stock that Onex may acquire on conversion of our Series A Preferred Stock. As of March 28, 2023, the number of shares of common stock covered by the registration rights agreements, assuming conversion of the Series A Preferred Stock, would be approximately 181.0 million shares. After registration pursuant to these rights, in most cases these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Subject to certain restrictions, we have agreed that, upon request, we will register all or a portion of Onex’ common stock for sale under the Securities Act. We will affect the registration as requested in writing by Onex, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. Onex has the right to demand that we file a registration statement pursuant to these demand provisions on up to five occasions on Form S-1; however, Onex is entitled to make an unlimited number of demands for registration on Form S-3 if we are then eligible to use such form.

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), Onex and certain other holders of shares of our common stock having registration rights are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

Other Provisions

We will pay all registration and offering expenses, and certain fees and expenses of counsel for the selling stockholders, related to any demand or piggyback registration. The registration rights agreements contain customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Series A Convertible Participating Preferred Stock

On June 10, 2020, we entered into an investment agreement (the “Investment Agreement”) with Onex Partners V LP (“Onex Partners V”), pursuant to which we agreed to (i) issue to an affiliate of Onex Partners V, in a private placement transaction (the “Initial Private Placement”), 47,058,332 shares of Series A Preferred Stock for a purchase price of $5.60 per share and (ii) effect a rights offering to holders of our outstanding common stock of one non-transferable subscription right for each share of the our common stock held, with each right entitling the holder to purchase one share of Series A Preferred Stock at the Series A Price per share. Onex Partners V agreed to purchase (the “Onex Backstop”) any and all shares of Series A Preferred Stock not subscribed for in the Rights Offering by stockholders other than affiliates of Onex at the Series A Price per share. On June 29, 2020 (the “First Closing Date”), we received proceeds of $252.0 million, net of fees and expenses of $11.6 million, from the sale of Series A Preferred Stock to Onex Partners V in the Initial Private Placement. The Rights Offering subscription period ended on July 22, 2020. On July 24, 2020, we issued a further 1,727,427 shares of Series A Preferred Stock pursuant to the Rights Offering and received proceeds of approximately $9.7 million. Pursuant to the Onex Backstop, on August 13, 2020, an additional 22,660,587 shares of Series A Preferred Stock were sold to Onex Partners V in exchange for approximately $121.3 million, net of fees and estimated expenses of $5.6 million.

Shares of the Series A Preferred Stock may be converted at the option of the holder into a number of shares of common stock equal to the (a) the amount of the accreted liquidation preference, divided by (b) the applicable conversion price. Each share of Series A Preferred Stock has an initial liquidation preference of $5.60 and was initially convertible into approximately 1.59 shares of common stock, which is equivalent to the initial liquidation preference per share of $5.60 divided by the initial conversion price of $3.52 per share. The conversion price is subject to customary anti-dilution adjustments upon the occurrence of certain events, including downward adjustment in the event we issue securities, subject to exceptions, at a price that is lower than the fair market value of such securities. Each share of Series A Preferred Stock accumulates an accreting return at a rate per annum equal to 7% on the accreted liquidation preference, compounding quarterly, and paid in-kind by adding to the accreted liquidation preference until July 1, 2023 and thereafter, at our option, paid either in cash or in-kind by adding to the accreted liquidation preference.

Upon liquidation or dissolution of the Company, the holders of Series A Preferred Stock are entitled to receive the greater of (a) the accreted liquidation preference, and (b) the amount the holders of Series A Preferred Stock would have received if they had converted their Series A Preferred Stock into common stock immediately prior to such liquidation or dissolution. Holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis, and no dividends may be paid to holders of common stock unless the aggregate accreted liquidation preference on the Series A Preferred Stock has been paid or holders of a majority of the outstanding Series A Preferred Stock have consented to such dividends. If, at any time following the third anniversary of the First Closing Date the closing price per share of our common stock exceeds 175% of the then-applicable conversion price for at least 20 consecutive trading days, we may, at our option, and subject to certain liquidity conditions, cause any or all of the then outstanding shares of Series A Preferred Stock to be converted automatically into common stock at the then applicable conversion price.

We have the right to redeem all, but not less than all, of the Series A Preferred Stock on or after the six-year anniversary of the closing of the First Closing Date for a cash purchase price equal to (a) on or after the six-year anniversary thereof, 105% of the accreted liquidation preference, (b) on or after the seven-year anniversary thereof, 103% of the accreted liquidation preference or (c) on or after the eight-year anniversary thereof, the accreted liquidation preference. In addition, if there is a change of control transaction involving us prior to the six-year anniversary of the First Closing Date, we have the right to redeem all, but not less than all, of the Series A Preferred Stock for a cash purchase price equal to the accreted liquidation preference plus the net present value of the additional amount by which the accreted liquidation preference would have otherwise increased from the date of such redemption through the sixth anniversary of the closing. If, after we cease to have a controlling stockholder group, there is a change of control transaction involving us, holders of Series A Preferred Stock may elect to (x) convert their Series A Preferred Stock into shares of common stock at the then current conversion price or (y) require us to redeem the Series A Preferred Stock for cash, at a price per share equal to the then-unpaid accreted liquidation preference.

Certain matters require the approval of holders of a majority of the Series A Preferred Stock, including (i) amendments to our organizational documents in a manner adverse to the Series A Preferred Stock, (ii) the creation or issuance of senior or parity equity securities or (iii) the issuance of any convertible indebtedness, other class of Series A Preferred Stock or other equity securities in each case with rights to payments or distributions in which the Series A Preferred Stock would not participate on a pro-rata, as-converted basis.

In addition, for so long as the Series A Preferred Stock represents more than 30% of the outstanding common stock on an as-converted basis, without the approval of a majority of the directors elected by the holders of the Series A Preferred Stock, we may not (i) incur new indebtedness to the extent certain financial metrics are not satisfied, (ii) redeem or repurchase any equity securities junior to the Series A Preferred Stock, (iii) enter into any agreement for the acquisition or disposition of assets or businesses involving a purchase price in excess of $100 million, (iv) hire or terminate our Chief Executive Officer or (v) make a voluntary filing for bankruptcy or commence a dissolution of the Company.

For so long as the Series A Preferred Stock represents a minimum percentage of the outstanding shares of common stock on an as-converted basis as set forth in the Certificate of Designations relating to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall have the right to appoint up to five members of our Board of Directors.

All decisions of our Board of Directors with respect to the exercise or waiver of our rights relating to the Series A Preferred Stock shall be determined by a majority of our directors who are not employees of the Company or affiliated with Onex (“Unaffiliated Directors”), or a committee of Unaffiliated Directors.

Shareholder Letter Agreements. As part of the transactions contemplated by the Investment Agreement, certain Onex affiliates entered into letter agreements with the Company (the “Stockholder Letter Agreements”) pursuant to which Onex agreed that, until the date on which (x) Onex beneficially owns less than 20% of the Company’s total outstanding common stock on an as-converted basis and (y) there are no representatives of Onex serving as directors on the Company’s board, Onex will not, without the consent of a majority of Unaffiliated Directors or a committee of Unaffiliated Directors, (i) acquire any common stock or other equity securities of the Company (subject to certain customary exceptions), (ii) propose, commence or participate in any merger, acquisition, tender offer, exchange offer, asset sale transaction or other business combination involving the Company or (iii) propose or support a deregistration under the Securities Exchange Act of 1934 or the delisting of the Company’s common stock from the New York Stock Exchange.

Other Relationships and Transactions

Indemnification Agreements

We have entered into indemnification agreements with certain directors and officers named under the “Management” section of this Proxy Statement. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law. Our obligations pursuant to such agreements are not subject to any cap. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

ASM Global

In January 2018, Onex acquired a majority interest in SMG Holdings Inc. (“SMG”), a global manager of convention centers, stadiums, arenas, theaters, performing arts centers and other venues. SMG subsequently merged with AEG Facilities, LLC to form ASM Global (“ASM”). Our Chairman of the Board, Mr. Gilis, serves on the board of directors of ASM. Certain of our trade shows, including Outdoor Retailer, are staged at venues managed by ASM. During the year ended December 31, 2022, four shows were staged at ASM-managed venues, for which we paid aggregate fees, determined on an arm’s length basis, equal to $1.4 million.

Consulting Agreement

Pursuant to a consulting agreement with the Company dated as of August 1, 2020, David Levin provided advisory consulting services to the Company in addition to his role as a director of the Company. In consideration of these additional advisory services, the Company granted Mr. Levin 89,928 restricted shares of the Company’s common stock in 2020 and paid Mr. Levin a $250,000 retainer fee in January 2021. Mr. Levin’s consulting agreement with the Company expired on August 1, 2021.

Convex

In 2019, Onex affiliates invested approximately $750 million in Convex Group Limited (“Convex”), a specialty property and casualty insurance company. Robert LeBlanc, President of Onex, and Adam Cobourn, Managing Director of Onex, each serve on the Board of Directors of Convex. Convex was the lead underwriter of Emerald’s 2022 event cancellation insurance policy. During the year ended December 31, 2022, we paid Convex aggregate insurance premiums, determined on an arm’s length basis, equal to approximately $300,000.

OTHER MATTERS

Incorporation by Reference

The Reports of the Audit Committee and Compensation Committee of the Board shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are intended to be inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.emeraldx.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website at http://www.emeraldx.com under “Investors—Corporate Governance.” We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Corporate Secretary at 100 Broadway, 14th Floor, New York, NY 10005.

List of Company Stockholders

A list of our stockholders as of March 28, 2023, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered during the live webcast of the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

Stacey Sayetta
General Counsel and Corporate Secretary

New York, New York
April 6, 2023

EMERALD VOTE ENDORSEMENT LINE SACKPACK 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 17, 2023 at 1:30 P.M., Eastern Time. Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX 2023 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and 3 Years on Proposal 4: 1. Election of Directors: For Withhold For Withhold 01 - Michael Alicea 02 - Emmanuelle Skala 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. For Against Abstain 3. Non-Binding advisory vote to approve the compensation of the Company’s named executive officers. For Against Abstain 4. Non-Binding advisory vote to approve the frequency of future advisory votes on executive compensation. 3 Years 2 Years 1 Year Abstain 5. Approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan. For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 0 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C C 1234567890 J N T 1UPX 569240

The 2023 Annual Meeting of Emerald Holding, Inc. Stockholders will be held on May 17, 2023, 1:00pm ET, virtually via the Internet at www.meetnow.global/MZA4NGV To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EEX q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2023, 1:00 P.M., ET The undersigned hereby appoints Stacey Sayetta and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Common Stock of Emerald Holding, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held virtually on May 17, 2023, at 1:00 P.M., Eastern Time, or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees to the Board of Directors, FOR Proposals 2, 3 and 5 and 3 Years on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below Comments — Please print your comments below.

EMERALD VOTE ENDORSEMENT INE SACKPACK 000004 MR A SAMPLE DESGINATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by May 17, 2023 at 1:30 P.M., Eastern Time. Online Go to www.envisionreports.com/EEX or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/EEX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2023 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees, FOR Proposals 2, 3 and 5 and 3 Years on Proposal 4: 1. Election of Directors: For Withhold For Withhold 01 - Michael Alicea 02 - Emmanuelle Skala For Withhold Preferred Stock Nominees For Withhold For Withhold 03 - Lynda Clarizio 04 - David Levin 2. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023 For Against Abstain 3. Non-Binding advisory vote to approve the compensation of the Company’s named executive officers. For Against Abstain 4. Non-Binding advisory vote to approve the frequency of future advisory votes on executive compensation. 3 Years 2 Years 1 Year Abstain 5. Approval of the Second Amendment and Restatement of the 2017 Omnibus Equity Plan. For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 569240 03SG8F

The 2023 Annual Meeting of Emerald Holding, Inc. Stockholders will be held on May 17, 2023, 1:00pm ET, virtually via the Internet at www.meetnow.global/MZA4NGV To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/EEX Small steps make an impact. Help the environment by consenting to receive electron q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. EMERALD HOLDING, INC. Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2023, 1:00 P.M., ET The undersigned hereby appoints Stacey Sayetta and David Doft (together the “Proxies”), or any one of them, with full power of substitution in each, proxies to vote, as provided on the other side, all the Series A Preferred Stock of Emerald Holding, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held virtually on May 17, 2023, at 1:00 P.M., Eastern Time, or any adjournment thereof, as follows, with all powers which the undersigned would possess if present at the meeting. Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees to the Board of Directors, FOR Proposals 2, 3 and 5 and 3 Years on Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

APPENDIX A

EMERALD HOLDING, INC.

2017 OMNIBUS EQUITY PLAN

Adopted as of April 10, 2017;

Amended and Restated as of March 23, 2021;

and

Adopted as the Second Amendment and Restatement, as of February 28, 2023, subject to Stockholder Approval

1.
Purpose.

The purpose of the Plan is to assist the Company with attracting, retaining, incentivizing and motivating officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company and its Subsidiaries and to align those interests with those of the stockholders of the Company and its Subsidiaries.

2.
Definitions.

For purposes of the Plan:

2.1.
“Adjustment Event” shall have the meaning ascribed to such term in Section 12.1.
2.2.
“Award” means, individually or collectively, a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.
2.3.
“Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.4.
“Base Price” shall have the meaning ascribed to such term in Section 6.4.
2.5.
“Board” means the Board of Directors of the Company.
2.6.
“Change in Control” means the occurrence of any of the following:
(a)
An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this Section 2.7(a), the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(b)
The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

(c)
The consummation of:
(i)
A merger, consolidation or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:
(A)
the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(B)
the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(C)
no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(ii)
A complete liquidation or dissolution of the Company; or
(iii)
The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.7.
“Code” means the Internal Revenue Code of 1986, as amended.
2.8.
“Committee” means the Committee which administers the Plan as provided in Section 3.
2.9.
“Company” means Emerald Holding, Inc., a Delaware corporation, or any successor thereto.
2.10.
“Consultant” means any consultant or advisor, other than an Employee or Director, who is a natural person and who renders services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11.
“Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other transaction or event having a similar effect on the Company’s capital stock or (b) a Change in Control.
2.12.
“Director” means a member of the Board.
2.13.
“Disability” means, with respect to a Participant, a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.15, in the event any Award is considered to be “deferred compensation” as that term is defined under Section 409A and the terms of the Award are such that the definition of “disability” is required to comply with the requirements of Section 409A then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such Award shall mean, with respect to a Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
2.14.
“Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.15.
“Dividend Equivalent Right” means a right to receive cash or Shares based on the value of dividends that are paid with respect to Shares.
2.16.
“Effective Date” means the date of the Plan’s approval by the Board, subject to the approval of the Company’s stockholders.
2.17.
“Eligible Individual” means any Employee, Director or Consultant.
2.18.
“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or any Subsidiary, or between the Company and any Subsidiaries.
2.19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.20.
“Fair Market Value” on any date means:
(a)
if the Shares are listed for trading on a national securities exchange, the closing price at the close of the primary trading session of the Shares on the date of determination on the principal national securities exchange on which the common stock is listed or admitted to trading as officially quoted in the consolidated tape of transactions on such exchange or such other source as the Committee deems reliable for the applicable date, or if there has been no such closing price of the Shares on such date, on the next preceding date on which there was such a closing price; provided that for purposes of the grant of Options, the applicable date of determination shall be the trading day immediately prior to the date on which the Award is granted; or

(b)
if the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares as determined in good faith by the Committee, and, if applicable, in accordance with Sections 409A and 422 of the Code.

Notwithstanding the foregoing, with respect to Awards granted in connection with an Initial Public Offering, if any, unless the Committee determines otherwise, Fair Market Value shall mean the price at which Shares are offered to the public by the underwriters in the Initial Public Offering..

2.21.
“Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.
2.22.
“Initial Public Offering” means the consummation of the first public offering of Shares pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the United States Securities and Exchange Commission.
2.23.
“Nonemployee Director” means a Director of the Board who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.24.
“Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.
2.25.
“Option” means a Nonqualified Stock Option or an Incentive Stock Option.
2.26.
“Option Price” means the price at which a Share may be purchased pursuant to an Option.
2.27.
“Parent” means any corporation which is a “parent corporation” (within the meaning of Section 424(e) of the Code) with respect to the Company.
2.28.
“Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
2.29.
“Performance Awards” means Performance Share Units, Performance Units, Performance-Based Restricted Stock or any or all of them.
2.30.
“Performance-Based Restricted Stock” means Shares issued or transferred to an Eligible Individual under Section 9.2.
2.31.
“Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.
2.32.
“Performance Objectives” means the objectives set forth in Section 9.3 for the purpose of determining, either alone or together with other conditions, the degree of payout and/or vesting of Performance Awards.
2.33.
“Performance Share Units” means Performance Share Units granted to an Eligible Individual under Section 9.1(b).
2.34.
“Performance Units” means Performance Units granted to an Eligible Individual under Section 9.1(a).
2.35.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act.
2.36.
“Plan” means this Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan, as amended from time to time.
2.37.
“Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 15 hereof.
2.38.
“Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 8.1.

2.39.
“Restricted Stock Units” means rights granted to an Eligible Individual under Section 8.2 representing a number of hypothetical Shares.
2.40.
“SAR Payment Amount” shall have the meaning ascribed to such term in Section 6.4.
2.41.
“Section 409A” means Section 409A of Code, and all regulations, guidance, and other interpretative authority issued thereunder.
2.42.
“Securities Act” means the Securities Act of 1933, as amended.
2.43.
“Share Award” means an Award of Shares granted pursuant to Section 10.
2.44.
“Shares” means the common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.
2.45.
“Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 6 hereof.
2.46.
“Subsidiary” means (a) except as provided in subsection (b) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company and (b) in relation to the eligibility to receive Awards other than Incentive Stock Options and continued employment or the provision of services for purposes of Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns at least twenty-five percent (25%) of the outstanding equity or other ownership interests.
2.47.
“Ten-Percent Shareholder” means an Eligible Individual who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary.
2.48.
“Termination”, “Terminated” or “Terminates” shall mean (a) with respect to a Participant who is an Employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant who is a Consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant who is a Director, the date such Participant ceases to be a Director, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an Employee and a Director and terminates as an Employee but remains as a Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director and (b) if a Participant who is an Employee or a Director ceases to provide services in such capacity and becomes a Consultant, the Participant will thereupon be deemed to have been Terminated.
3.
Administration.
3.1.
Committee. The Plan shall be administered by a Committee appointed by the Board. The Committee shall consist of at least two Directors of the Board and may consist of the entire Board; provided, however, that if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist solely of two or more Nonemployee Directors, or such Awards shall be approved by the Board. For purposes of the preceding sentence, if one or more members of the Committee is not a Nonemployee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee. All decisions and determinations by the Committee in the exercise of its powers hereunder shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other Persons having any interest therein.

3.2.
Board Reservation and Delegation.
(a)
The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself or exercises the authority and responsibility of the Committee, the Board shall be deemed to be acting as the Committee for purposes of the Plan and references to the Committee in the Plan shall be to the Board.
(b)
Subject to applicable law, the Board may delegate, in whole or in part, any of the authority of the Committee hereunder (subject to such limits as may be determined by the Board) to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Eligible Individuals who are not officers or directors of the Company or any of its Subsidiaries and who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates any such authority to make Awards as provided by this Section 3.2(b), all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate.
3.3.
Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan, including, without limitation, the power from time to time to:
(a)
determine those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted, prescribe the terms and conditions (which need not be identical) of each such Award, including, (i) in the case of Options, the Option Price and the duration of the Option and (ii) in the case of Stock Appreciation Rights, the Base Price per Share and the duration of the Stock Appreciation Right, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;
(b)
construe and interpret the Plan and the Awards granted hereunder, establish, amend and revoke rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective;
(c)
determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;
(d)
cancel, with the consent of the Participant, outstanding Awards or as otherwise permitted under the terms of the Plan;
(e)
exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(f)
generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
3.4.
Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive, Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan.

3.5.
Non-U.S. Employees. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may establish subplans, determine the terms and conditions of Awards, and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.6.
Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
3.7.
No Repricing of Options or Stock Appreciation Rights. The Committee shall have no authority to (i) make any adjustment (other than in connection with an Adjustment Event, a Corporate Transaction or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the Option Price of an Option or Base Price of a Stock Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants or other means, or (ii) cancel for cash or other consideration any Option whose Option Price is greater than the then Fair Market Value of a Share or Stock Appreciation Right whose Base Price is greater than the then Fair Market Value of a Share unless, in either case the Company’s stockholders shall have approved such adjustment, amendment or cancellation.
4.
Stock Subject to the Plan; Grant Limitations.
4.1.
Aggregate Number of Shares Authorized for Issuance. Subject to any adjustment as provided in the Plan, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall not exceed 22,900,0001 Shares, all of which may granted as Incentive Stock Options. The Shares to be issued under the Plan may be, in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Company and held by it as treasury shares.

1 5,000,000 original shares, plus 13,000,000 shares as part of amendment and restatement, plus 4,900,000 additional shares as part of the second amendment and restatement.

4.2.
Individual Nonemployee Director Limit. With respect to Awards granted to a Nonemployee Director, who is not a Consultant, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan in any calendar year may not exceed 250,000 Shares. A Nonemployee Director who is a Consultant may, in the discretion of the Committee, receive Awards in respect of additional Shares as consideration for services provided as a Consultant..
4.3.
Calculating Shares Available. If an Award or any portion thereof that is granted under the Plan (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan. If any Shares issued pursuant to an Award are forfeited and returned back to or reacquired by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or reacquired will again become available for issuance under the Plan. Any Shares tendered or withheld (i) to pay the Option Price of an Option or (ii) to satisfy tax withholding obligations associated with an Award granted under this Plan will again become available again for issuance under this Plan.
5.
Stock Options.
5.1.
Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan, the terms and conditions of the grant of which shall be set forth in an Award Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any of its Subsidiaries on the date the Incentive Stock Option is granted. Options shall be subject to the following terms and provisions:
5.2.
Option Price. The Option Price or the manner in which the Option Price is to be determined shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the Option Price shall not be less than the greater of (i) the par value of a Share and (ii) 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder).
5.3.
Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise,(i) an Option (other than an Incentive Stock Option) may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Option otherwise would expire by its terms), and (ii) if, at the time an Option (other than an Incentive Stock Option) would otherwise expire at the end of its term, the exercise of the Option is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option, except as otherwise provided herein in this Section 5.3.
5.4.
Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable; provided that no Option granted to an Employee that vests solely based on the performance of services shall have a vesting period of less than one year. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5.
Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 5.5) are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, unless otherwise required by applicable law, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

5.6.
Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price for any Shares purchased pursuant to the exercise of an Option shall be paid in any of, or any combination of, the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, (i) the Committee may provide for the payment of the Option Price through Share withholding as a result of which the number of Shares issued upon exercise of an Option would be reduced by a number of Shares having a Fair Market Value equal to the Option Price and (ii) an Option may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded down to the nearest number of whole Shares.
5.7.
Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised with respect to such Shares pursuant to the terms of the applicable Award Agreement, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a shareholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Award Agreement.
5.8.
Effect of Change in Control. Any specific terms applicable to an Option in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
6.
Stock Appreciation Rights.
6.1.
Grant. The Committee may grant Stock Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. Awards of Stock Appreciation Rights shall be subject to the following terms and provisions.
6.2.
Terms; Duration. Stock Appreciation Rights shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that unless the Committee provides otherwise, (i) a Stock Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death (but in no event beyond the date on which the Stock Appreciation Right otherwise would expire by its terms) and (ii) if, at the time a Stock Appreciation Right would otherwise expire at the end of its term, the exercise of the Stock Appreciation Right is prohibited by applicable law or the Company’s insider trading policy, the term shall be extended until thirty (30) days after the prohibition no longer applies. The Committee may, subsequent to the granting of any Stock Appreciation Right, extend the period within which the Stock Appreciation Right may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Stock Appreciation Right could have been exercised and the 10th anniversary of the date of grant of the Stock Appreciation Right, except as otherwise provided herein in this Section 6.2.
6.3.
Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which a Stock Appreciation Right shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Stock Appreciation Right expires. The Committee may accelerate the exercisability of any Stock Appreciation Right or portion thereof at any time.

6.4.
Amount Payable. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the last business day preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted (the “Base Price”) by (ii) the number of Shares as to which the Stock Appreciation Right is being exercised (the “SAR Payment Amount”). Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Award Agreement evidencing the Stock Appreciation Right at the time it is granted.
6.5.
Method of Exercise. Stock Appreciation Rights shall be exercised by a Participant only by giving notice in the form and to the Person designated by the Company, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised.
6.6.
Form of Payment. Payment of the SAR Payment Amount may be made in the discretion of the Committee solely in whole Shares having an aggregate Fair Market Value equal to the SAR Payment Amount, solely in cash or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment shall be rounded down to the nearest whole Share.
6.7.
Effect of Change in Control. Any specific terms applicable to a Stock Appreciation Right in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
7.
Dividend Equivalent Rights.

The Committee may grant Dividend Equivalent Rights, either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Award Agreement evidencing the Award. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or may be deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Dividend Equivalent Rights relate. In the event that the amount payable in respect of Dividend Equivalent Rights is to be deferred, the Committee shall determine whether such amount is to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments, as determined by the Committee.

8.
Restricted Stock; Restricted Stock Units.
8.1.
Restricted Stock. The Committee may grant Awards of Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Award Agreements may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Restricted Stock shall be subject to the following terms and provisions:
(a)
Rights of Participant. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Award Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Shares. At the discretion of the Committee, Shares issued in connection with an Award of Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon the issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b)
Terms and Conditions. Each Award Agreement shall specify the number of Shares of Restricted Stock to which it relates, the conditions which must be satisfied in order for the Restricted Stock to vest and the circumstances under which the Award will be forfeited.
(c)
Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares of Restricted Stock, free of all restrictions hereunder.
(d)
Treatment of Dividends. At the time an Award of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be paid currently or instead shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Restricted Stock that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), shall be made upon the lapsing of restrictions imposed on the Shares in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.
(e)
Effect of Change in Control. Any specific terms applicable to Restricted Stock in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
8.2.
Restricted Stock Unit Awards. The Committee may grant Awards of Restricted Stock Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Awards of Restricted Stock Units shall be subject to the following terms and provisions:
(a)
Payment of Awards. Each Restricted Stock Unit shall represent the right of the Participant to receive one Share upon vesting of the Restricted Stock Unit or on any later date specified by the Committee; provided, however, that the Committee may provide for the settlement of Restricted Stock Units in cash equal to the Fair Market Value of the Shares that would otherwise be delivered to the Participant (determined as of the date the Shares would have been delivered), or a combination of cash and Shares. The Committee may, at the time a Restricted Stock Unit is granted, provide a limitation on the amount payable in respect of each Restricted Stock Unit.
(b)
Effect of Change in Control. Any specific terms applicable to Restricted Stock Units in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
9.
Performance Awards.
9.1.
Performance Units and Performance Share Units. The Committee may grant Awards of Performance Units and/or Performance Share Units to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Awards of Performance Units and Performance Share Units shall be subject to the following terms and provisions:
(a)
Performance Units. Performance Units shall be denominated in a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the specified dollar amount or a percentage or multiple of the specified dollar amount depending on the level of Performance Objective attained. The Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit.

(b)
Performance Share Units. Performance Share Units shall be denominated in Shares and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle and such other vesting conditions as may be determined by the Committee, (including without limitation, a continued employment requirement following the end of the applicable Performance Cycle), represent the right to receive payment as provided in Sections 9.1(c) and (d) of the Fair Market Value of a Share on the date the Performance Share Unit became vested or any other date specified by the Committee. The Committee may at the time a Performance Share Unit is granted specify a maximum amount payable in respect of a vested Performance Share Unit.
(c)
Terms and Conditions; Vesting and Forfeiture. Each Award Agreement shall specify the number of Performance Units or Performance Share Units to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance Units or Performance Share Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited.
(d)
Payment of Awards. Subject to Section 9.3(c), payment to Participants in respect of vested Performance Share Units and Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates or at such other time or times as the Committee may determine that the Award has become vested. Such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment.
9.2.
Performance-Based Restricted Stock. The Committee, may grant Awards of Performance-Based Restricted Stock to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. Each Award Agreement may require that an appropriate legend be placed on Share certificates. With respect to Shares in a book entry account in a Participant’s name, the Committee may cause appropriate stop transfer instructions to be delivered to the account custodian, administrator or the Company’s corporate secretary as determined by the Committee in its sole discretion. Awards of Performance-Based Restricted Stock shall be subject to the following terms and provisions:
(a)
Rights of Participant. Performance-Based Restricted Stock shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted or at such other time or times as the Committee may determine; provided, however, that no Performance-Based Restricted Stock shall be issued until the Participant has executed an Award Agreement evidencing the Award, and any other documents which the Committee may require as a condition to the issuance of such Performance-Based Restricted Stock. At the discretion of the Committee, Shares issued in connection with an Award of Performance-Based Restricted Stock may be held in escrow by an agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Award Agreement, upon issuance of the Shares, the Participant shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
(b)
Terms and Conditions. Each Award Agreement shall specify the number of Shares of Performance-Based Restricted Stock to which it relates, the Performance Objectives and other conditions which must be satisfied in order for the Performance-Based Restricted Stock to vest, the Performance Cycle within which such Performance Objectives must be satisfied and the circumstances under which the Award will be forfeited; provided, however, that no Performance Cycle for Performance-Based Restricted Stock shall be less than one (1) year.
(c)
Treatment of Dividends. At the time the Award of Performance-Based Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on Shares represented by such Award which have been issued by the Company to the Participant shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance-Based Restricted Stock and (ii) held by the Company for the account of the Participant until such time; provided, however, that a dividend payable in respect of Performance-Based Restricted Stock shall be subject to restrictions and risk of forfeiture to the same extent as the Performance-Based Restricted Stock with respect to which such dividends are payable. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional Shares of Performance-Based Restricted Stock) or held in cash. Payment of deferred dividends in respect of Shares of Performance-Based Restricted Stock (whether held in cash or in additional Shares of Performance-Based Restricted Stock) shall be made upon the lapsing of restrictions imposed on the Performance-Based Restricted Stock in respect of which the deferred dividends were paid, and any dividends deferred in respect of any Performance-Based Restricted Stock shall be forfeited upon the forfeiture of such Performance-Based Restricted Stock.

(d)
Delivery of Shares. Upon the lapse of the restrictions on Shares of Performance-Based Restricted Stock awarded hereunder, the Committee shall cause a stock certificate or evidence of book entry Shares to be delivered to the Participant with respect to such Shares, free of all restrictions hereunder.
9.3.
Performance Objectives.
(a)
Establishment. With respect to any Performance Awards Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per share; (ii) operating income; (iii) return on equity or assets; (iv) free cash flow; (v) net cash flow; (vi) cash flow from operations; (vii) EBITDA and/or adjusted EBITDA (including any adjusted EBITDA metric reported by the Company to securityholders or lenders); (viii) revenue growth; (ix) revenue ratios; (x) cost reductions; (xi) cost ratios or margins; (xii) overall revenue or sales growth; (xiii) expense reduction or management; (xiv) market position or market share; (xv) total shareholder return; (xvi) return on investment; (xvii) earnings before interest and taxes (EBIT); (xviii) net income (before or after taxes); (xix) return on assets or net assets; (xx) economic value added; (xxi) shareholder value added; (xxii) cash flow return on investment; (xxiii) net operating profit; (xxiv) net operating profit after tax; (xxv) return on capital; (xxvi) return on invested capital; (xxvii) customer growth; (xxviii) financial ratios, including those measuring liquidity, activity, profitability or leverage; (xxix) financing and other capital raising transactions; (xxx) strategic partnerships or transactions; (xxxi) successful completion of acquisitions; or (xxxii) any combination of or a specified increase in any of the foregoing or any other performance criteria as may be established by the Committee. Performance Objectives may be in respect of the performance of the Company, any of its Subsidiaries, any of its Divisions or any combination thereof. Performance Objectives may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established by the Committee while the performance relating to the Performance Objectives remains substantially uncertain.
(b)
Effect of Certain Events. The Committee may adjust, the Performance Objectives to reflect the impact of specified events, including any one or more of the following with respect to the Performance Period: (i) the gain, loss, income or expense resulting from changes in accounting principles or tax laws that become effective during the Performance Period; (ii) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence; (iii) the gains or losses resulting from and the direct expenses incurred in connection with, the disposition of a business, or the sale of investments or non-core assets; (iv) the gain or loss from all or certain claims and/or litigation and all or certain insurance recoveries relating to claims or litigation; or (v) the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year. The events may relate to the Company as a whole or to any part of the Company’s business or operations, as determined by the Committee at the time the Performance Objectives are established. Any adjustments based on the effect of certain events are to be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
(c)
Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award, the Committee shall determine that the applicable Performance Objectives have been satisfied. In respect of a Performance Award, the Committee may, in its sole discretion, (i) reduce the amount of cash paid or number of Shares to be issued or that have been issued and that become vested or on which restrictions lapse, and/or (ii) establish rules and procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 9. The Committee may exercise such discretion in a non-uniform manner among Participants.

(d)
Effect of Change in Control. Any specific terms applicable to a Performance Award in the event of a Change in Control and not otherwise provided in the Plan shall be set forth in the applicable Award Agreement.
10.
Share Awards.

The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

11.
Effect of Termination of Employment; Transferability.
11.1.
Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter.
11.2.
Transferability of Awards and Shares.
(a)
Non-Transferability of Awards. Except as set forth in Section 11.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award (other than Restricted Stock or Performance-Based Restricted Stock with respect to which the restrictions have lapsed) shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 11.2 shall be null and void.
(b)
Restrictions on Shares. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Shares.
(c)
Transfers By Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 11.2(c) will remain liable for any withholding tax that may be imposed by any federal, state or local tax authority.
(d)
Beneficiary Designation. To the extent permitted by applicable law, the Company may from time to time permit each Participant to name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation or if any such designation is not effective under applicable law as determined by the Committee, benefits under Awards remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

12.
Adjustment upon Changes in Capitalization.
12.1.
In the event that (a) the outstanding Shares are changed into or exchanged for a different number or kind of Shares or other stock or securities or other equity interests of the Company or another corporation or entity, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, substitution or other similar corporate event or transaction or (b) there is an extraordinary dividend or distribution by the Company in respect of its Shares or other capital stock or securities convertible into capital stock in cash, securities or other property (any event described in (a) or (b), an “Adjustment Event”), the Committee shall determine the appropriate adjustments to (i) the maximum number and kind of shares of stock or other securities or other equity interests as to which Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the number and kind of Shares or other securities covered by any or all outstanding Awards that have been granted under the Plan, (iv) the Option Price of outstanding Options and the Base Price of outstanding Stock Appreciation Rights, and (v) the Performance Objectives applicable to outstanding Performance Awards.
12.2.
Any such adjustment in the Shares or other stock or securities (a) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in a manner intended not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, and (b) with respect to any Award that is not subject to Section 409A, in a manner intended not to subject the Award to Section 409A and, with respect to any Award that is subject to Section 409A, in a manner intended to comply with Section 409A.
12.3.
If, by reason of an Adjustment Event, pursuant to an Award, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award prior to such Adjustment Event, as may be adjusted in connection with such Adjustment Event in accordance with this Section 12.
13.
Effect of Certain Transactions.
13.1.
Except as otherwise provided in the applicable Award Agreement, in connection a Corporate Transaction, either:
(a)
outstanding Awards shall, unless otherwise provided in connection with the Corporate Transaction, continue following the Corporate Transaction and shall be adjusted if and as provided for in the agreement or plan (in the case of a liquidation or dissolution) entered into or adopted in connection with the Corporate Transaction (the “Transaction Agreement”), which may include, in the sole discretion of the Committee or the parties to the Corporate Transaction, the assumption or continuation of such Awards by, or the substitution for such Awards of new awards of, the surviving, successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, exercise prices and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree, or
(b)
outstanding Awards shall terminate upon the consummation of the Corporate Transaction; provided, however, that vested Awards shall not be terminated without:
(i)
in the case of vested Options and Stock Appreciation Rights (including those Options and Stock Appreciation Rights that would become vested upon the consummation of the Corporate Transaction), (1) providing the holders of affected Options and Stock Appreciation Rights a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights, or (2) providing the holders of affected Options and Stock Appreciation Rights payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Option or Stock Appreciation Rights being cancelled an amount equal to the excess, if any, of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith) over the Option Price of the Option or the Base Price of the Stock Appreciation Rights, or

(ii)
in the case of vested Awards other than Options or Stock Appreciation Rights (including those Awards that would become vested upon the consummation of the Corporate Transaction), providing the holders of affected Awards payment (in cash or other consideration upon or immediately following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A, on a deferred basis) in respect of each Share covered by the Award being cancelled of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction, in each case with the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith.
(c)
For the avoidance of doubt, if the amount determined pursuant to clause (b)(i)(2) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
13.2.
Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(a)
cause any or all unvested Options and Stock Appreciation Rights to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options and Stock Appreciation Rights a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options and Stock Appreciation Rights;
(b)
with respect to unvested Options and Stock Appreciation Rights that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Option or Stock Appreciation Right being terminated in an amount equal to all or a portion of the excess, if any, of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith) over the exercise price of the Option or the Base Price of the Stock Appreciation Right, which may, to the extent permitted by Section 409A, be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or at such other time or times as the Committee may determine;
(c)
with respect to unvested Awards (other than Options or Stock Appreciation Rights) that are terminated in connection with the Corporate Transaction, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Share covered by the Award being terminated in an amount equal to all or a portion of the per Share consideration to be paid or distributed to stockholders in the Corporate Transaction (the value of any non-cash consideration, if not otherwise distributed to the Participant, to be determined by the Committee in good faith), which may, to the extent permitted by Section 409A, be paid in accordance with the vesting schedule of the Award as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or at such other time or times as the Committee may determine.
(d)
For the avoidance of doubt, if the amount determined pursuant to clause (b) above is zero or less, the affected Option or Stock Appreciation Rights may be terminated without any payment therefor.
13.3.
Notwithstanding anything to the contrary in this Plan or any Agreement,
(a)
the Committee may, in its sole discretion, provide in the Transaction Agreement or otherwise for different treatment for different Awards or Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards;
(b)
any action permitted under this Section 13 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes an Adjustment Event and action is taken pursuant to this Section 13 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 12).

(c)
to the extent the Committee chooses to make payments to affected Participants pursuant to Section 13.1(b)(i)(2) or (ii) or Section 13.2(b) or (c) above, any Participant who has not returned any letter of transmittal or similar acknowledgment that the Committee requires be signed in connection with such payment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.
14.
Interpretation.
14.1.
Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
14.2.
Compliance with Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A or, if subject to Section 409A, to be administered, operated and construed in compliance with Section 409A. Notwithstanding this or any other provision of the Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and all regulations and other guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.

15.
Term; Plan Termination and Amendment of the Plan; Modification of Awards.
15.1.
Term. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.
15.2.
Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)
no such amendment, modification, suspension or termination shall materially and adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan; and
(b)
to the extent necessary under any applicable law, regulation or exchange requirement or as provided in Section 3.7, no other amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.
15.3.
Modification of Awards. No modification of an Award shall materially and adversely alter or impair any rights or obligations under the Award without the consent of the Participant.
16.
Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

17.
Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)
give any person any right to be granted an Award other than at the sole discretion of the Committee;
(b)
limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any person at any time;
(c)
be evidence of any agreement or understanding, express or implied, that the Company will pay any person at any particular rate of compensation or for any particular period of time; or
(d)
be evidence of any agreement or understanding, express or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.
18.
Regulations and Other Approvals; Governing Law.
18.1.
Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
18.2.
Compliance with Law.
(a)
The obligation of the Company to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)
The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.
(c)
Each grant of an Award and the issuance of Shares or other settlement of the Award is subject to compliance with all applicable federal, state and foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be or shall be deemed to be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Shares in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
18.3.
Transfers of Plan Acquired Shares. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

19.
Miscellaneous.
19.1.
Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards as the Committee may provide. If required by the Committee, an Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.
19.2.
Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award. Without limiting the generality of the foregoing, any Award under the Plan shall be subject to the terms of any clawback policy maintained by the Company or as required by law, as it may be amended from time to time.
19.3.
Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to or, subject to Section 3.7, in substitution for one or more Awards previously granted to that Eligible Individual.
19.4.
Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or Shares to a Participant or other Person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant, exercise, vesting or settlement of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes or to withhold from wages or other amounts otherwise payable to a Participant or other Person, and require that the Participant or other Person furnish all information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment or the issuance or release of any Shares pursuant to an Award. If the Participant or other Person shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or other Person or to take such other action as may be necessary to satisfy such withholding obligations. If specified in an Award Agreement at the time of grant or otherwise approved by the Committee in its sole discretion, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Company, (ii) have withheld a portion of the Shares then issuable to him or her or the cash otherwise payable to him or her pursuant to an Award or (iii) deliver Shares owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. To the extent that Shares are used to satisfy withholding obligations of a Participant pursuant to this Section 19.4 (whether previously-owned Shares or Shares withheld from an Award), they may only be used to satisfy the minimum tax withholding required by law (or such other amount as will not have any adverse accounting impact as determined by the Committee).
19.5.
Disposition of ISO Shares. If a Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.
19.6.
Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

APPENDIX B

ADJUSTED EBITDA

In addition to net income (loss) presented in accordance with GAAP, we use Adjusted EBITDA to measure our financial performance. Adjusted EBITDA is a supplemental non-GAAP financial measure of operating performance and is not based on any standardized methodology prescribed by GAAP. Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, cash flows from operating activities or other measures determined in accordance with GAAP. Also, Adjusted EBITDA is not necessarily comparable to similarly titled measures presented by other companies.

We define Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) provision for (benefit from) income taxes, (iii) goodwill impairments, (iv) intangible asset impairments, (v) depreciation and amortization, (vi) stock-based compensation, (vii) deferred revenue adjustment and (viii) other items that we believe are not part of our core operations. Our Board of Directors use Adjusted EBITDA to assess our financial performance and believe they are helpful in highlighting trends because it excludes the results of decisions that are outside the control of our management, while other performance metrics can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. We reference Adjusted EBITDA frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods. Adjusted EBITDA is not defined under GAAP and has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Some of these limitations include that Adjusted EBITDA excludes certain normal recurring expenses and one-time cash adjustments that we consider not to be indicative of our ongoing operative performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies.

	Year Ended December 31,
	2022	2021
	(unaudited)
	(dollars in millions)
Net income (loss)	$130.8	$(79.7)
Add (Deduct):
Interest expense, net	21.8	15.8
Provision for (benefit from) income taxes	27.2	(1.3)
Goodwill impairments(a)	6.3	7.2
Intangible asset impairments(b)	1.6	32.7
Depreciation and amortization expense	59.5	47.6
Stock-based compensation expense(c)	5.8	10.4
Deferred revenue adjustment(d)	0.6	2.0
Other items(e)	(14.0)	9.4
Adjusted EBITDA	$239.6	$44.1
Deduct:
Event cancellation insurance proceeds	182.8	77.4
Adjusted EBITDA excluding event cancellation insurance proceeds	$56.8	$(33.3)

B-1

(a)
Represents the non-cash goodwill impairments described in footnote 2 above.
(b)
Represents the non-cash intangible asset impairments described in footnote 3 above.
(c)
Represents costs related to stock-based compensation associated with certain employees’ participation in the 2013 Stock Option Plan (“2013 Plan”), the 2017 Omnibus Equity Plan (the “2017 Plan”) and the 2019 Employee Stock Purchase Plan (the “ESPP”).
(d)
Represents deferred revenue acquired in the PlumRiver acquisition that was marked down to the acquisition date fair value due to purchase accounting rules. If the business had been continuously owned by us throughout the periods presented, the fair value adjustments of $0.6 million and $2.0 million for PlumRiver for the years ended December 31, 2022, and 2021, respectively, would not have been required and the revenues for the years ended December 31, 2022 and 2021, would have been higher by $0.6 million and $2.0 million, respectively.
(e)
Other items for the year ended December 31, 2022 included: (i) $33.3 million in non-cash gains related to the remeasurement of contingent consideration; (ii) $6.1 million in restructuring-related transition costs, including $3.0 million in non-cash lease abandonment charges; (iii) $3.6 million in transaction costs, primarily in connection with the MJBiz, Advertising Week, Bulletin and Lodestone acquisitions; (iv) $1.7 million in non-recurring legal, audit and consulting fees and (v) $7.9 million in insurance settlement related expenses. Other items for the year ended December 31, 2021 included: (i) $3.1 million in restructuring-related transition costs, including one-time severance expense of $1.3 million and costs associated with lease abandonment of $1.2 million; (ii) $1.7 million in non-recurring legal, audit and consulting fees; (iii) $1.4 million in transaction costs in connection with certain acquisition transactions; (iv) $1.0 million in insurance settlement related expenses and (iv) $2.2 million in expense related to the remeasurement of contingent consideration.

B-2